                                                          EXHIBIT 10.57

Execution Copy

                            US$100,000,000


                               FIVE-YEAR

                       CANADIAN CREDIT AGREEMENT



                              dated as of


                           December 22, 1997


                                 among


                       International Minerals &
                   Chemical (Canada) Global Limited


                        IMC Kalium Canada Ltd.


                           IMC Global Inc.,


                       The Banks Listed Herein,

                                  and

                         Royal Bank of Canada,
                               as Agent,




                         Royal Bank of Canada,
                               Arranger

                           TABLE OF CONTENTS

                               ARTICLE 1
                              DEFINITIONS

1.1  Definitions                                             1
1.2  Accounting Terms and Determinations                     15
1.3  Types of Borrowings                                     15
1.4  Currency                                                15
1.5  Amendments to Agreements and Laws                       16
1.6  Several Liability                                       16
1.7  Interest Rates and Fees                                 16

                               ARTICLE 2
                              THE CREDITS

2.1  Commitments                                             16
2.2  Notice of Syndicated or Swingline Borrowings            17
2.3  Notice to Banks; Funding of Advances                    18
2.4  Registry                                                19
2.5  Maturity of Loans                                       20
2.6  Interest Rates                                          20
2.7  Fees                                                    21
2.8  Optional Termination or Reduction of Commitments        22
2.9  Conversion or Rollover of Syndicated Advances           23
2.10 Scheduled Termination of Commitments                    25
2.11 Optional Prepayments.                                   25
2.12 General Provisions as to Payments                       25
2.13 Funding Losses                                          26
2.14 Computation of Interest and Fees                        27
2.15 Additional Bankers' Acceptances Provisions              27
2.16 Letters of Credit.                                      29
2.17 Takeout of Swingline Loans                              32
2.18 Currency Fluctuations                                   33
2.19 Criminal Rate of Interest                               34
2.20 Compliance with the Interest Act (Canada)               34

                               ARTICLE 3
                              CONDITIONS

3.1  Effectiveness                                           34
3.2  Borrowings and Issuance of Letters of Credits           35

                               ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES

4.1  Borrowers                                               36
4.2  Guarantor                                               38

                               ARTICLE 5
                               COVENANTS

5.1  Borrowers                                               40
5.2  Guarantor                                               45

                               ARTICLE 6
                               DEFAULTS

6.1  Events of Default                                       50
6.2  Notice of Default                                       53
6.3  Cash Cover                                              53

                               ARTICLE 7
                               THE AGENT

7.1  Appointment and Authorization                           53
7.2  Agent and Affiliates                                    54
7.3  Action by Agent                                         54
7.4  Consultation with Experts                               54
7.5  Liability of Agent                                      54
7.6  Indemnification                                         54
7.7  Credit Decision                                         55
7.8  Successor Agent                                         55
7.9  Agent's Fees                                            55
7.10 Other Agents                                            55
8.1  Basis for Determining Interest Rate Inadequate or Unfair55
8.2  Illegality                                              56
8.3  Increased Costs                                         57
8.4  Taxes                                                   58
8.5  No Market for Bankers' Acceptance                       59
8.6  USBR Loans Substituted for Affected Euro-Dollar Loans   59
8.7  Substitution of Bank                                    60

                               ARTICLE 9
                               GUARANTEE

9.1  The Guarantee                                           60
9.2  Guarantee Unconditional                                 61
9.3  Discharge Only Upon Payment In Full; Reinstatement
      In Certain Circumstances                               61
9.4  Waiver by the Guarantor                                 62
9.5  Subrogation                                             62
9.6  Stay of Acceleration                                    62
9.7  Foreign Currency Obligations                            62
                              ARTICLE 10
                             MISCELLANEOUS

10.1 Notices                                                 63
10.2 Reliance on Verbal Instructions                         63
10.3 No Waivers                                              63
10.4 Expenses; Indemnification                               63
10.5 Set-off, Etc                                            64
10.6 Sharing of Set-offs                                     65
10.7 Foreign Currency Judgments                              65
10.8 Amendments and Waivers                                  65
10.9 Successors and Assigns                                  66
10.10Confidentiality                                         67
10.11Further Assurances                                      68
10.12Governing Law; Submission to Jurisdiction               68
10.13Counterparts; Integration                               69

SCHEDULES

Pricing Schedule
Schedule I - Existing Credit Agreements
Schedule II - Addresses for Notice

EXHIBITS

Exhibit A      -    Notice of Borrowing
Exhibit B           -    Notice of Conversion and Rollover
Exhibit C      -    Acceptance Note
Exhibit D      -    Assignment and Assumption Agreement
Exhibit E-1    -    Form of Opinion of Fraser & Beatty
Exhibit E-2    -    Form of Opinion of Sidley & Austin
Exhibit E-3    -    Form of Opinion of Marschall I. Smith
Exhibit F-1    -    Form of Bankers' Acceptance Power of Attorney
Exhibit F-2    -    Form of Acceptance Notes Power of Attorney

                               FIVE-YEAR
                       CANADIAN CREDIT AGREEMENT

      FIVE-YEAR CANADIAN CREDIT AGREEMENT dated as of December 22, 1997 among INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED, IMC KALIUM CANADA LTD., IMC GLOBAL INC., the BANKS listed on the signature pages hereof, and ROYAL BANK OF CANADA, as Agent.

     The parties hereto agree as follows:


                                ARTICLE
                              DEFINITIONS
      1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Acceptance  Note"  has the meaning ascribed  thereto  in  Section
     2.15(h).

     "Acceptance Note Bank" has the meaning ascribed thereto in Section
     2.15(h).

      "Acquisition" means an acquisition by the Guarantor or any of its Consolidated Subsidiaries (including, without limitation, either or both of the Borrowers) of a company, a division, a location or a line of business or of all or substantially all of the assets of any of the foregoing.

      "Advances" means Loans and Bankers' Acceptance Advances and "Advance" means either a Loan or a Bankers' Acceptance as the context may require.

      "Affiliate"  means  (i) any Person that directly,  or  indirectly through one or more intermediaries, controls the Guarantor (a "Controlling Person") or (ii) any Person (other than the Guarantor or a Subsidiary of the Guarantor) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means Royal Bank of Canada in its capacity as Agent for the Banks hereunder, and its successors in such capacity.

     "Agrico" means IMC-Agrico Company, a Delaware general partnership, and its successors.

     "Applicable BA Discount Rate":

                with respect to any Schedule I Bank, as applicable to a Bankers' Acceptance being purchased by such Schedule I Bank on any day, the CDOR Rate determined by the Agent to be in effect on such day with respect to such Bankers' Acceptance; and

                with respect to any Bank other than a Schedule I Bank, as applicable to a Bankers' Acceptance being purchased by such other Bank on any day, the lesser of (i) the arithmetic average (as determined by the Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Agent by each Schedule II Reference Bank as the percentage discount rate at which such Schedule II Reference Bank would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time), on such day, be prepared to purchase bankers' acceptances accepted by such Schedule II Reference Bank having a term comparable to the term of such Bankers' Acceptance and (ii) the rate determined pursuant to clause (a) of this definition in connection with the relevant issuance of Bankers' Acceptances plus 0.10% per annum.

      "Applicable Lending Office" means, with respect to any Bank its principal lending office in Canada as designated by such Bank to the Agent.

      "Approved Officer" means the president, the chief financial officer, the acting chief financial officer, the treasurer, a vice president, an assistant treasurer or the controller of the Borrower or the Guarantor, as the case may be, or such other representative of the Borrower or the Guarantor, as the case may be, as may be designated by any one of the foregoing, from time to time, with the consent of the Agent.

     "Assignee" has the meaning set forth in Section 10.9(c).

       "BA Discount Proceeds" means, in respect of any Bankers' Acceptance to be purchased by a Bank on any day under Section 2.15(d), an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

               the face amount of such Bankers' Acceptance; by

               the sum of one plus the product of:

                          the Applicable BA Discount Rate (expressed as
               a decimal) applicable to such Bankers' Acceptance; and
                          a  fraction,  the numerator of which  is  the
               number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

               with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

     "BA Equivalent Advance" means the purchase by a Bank (other than a Schedule I Bank) of an Acceptance Note pursuant to Section 2.15(h).

     "BA Term" shall mean the term of a Bankers' Acceptance which shall be at least 30 days and not more than 365 days, as available (or such shorter or longer term as shall be agreed to by each Bank) excluding days of grace; provided that any BA Term which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day and provided further that any BA term which would otherwise end after the Termination Date shall end on the Termination Date.

      "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.9(c), and their respective successors.

      "Bankers' Acceptance" means, a bill of exchange denominated in Canadian Dollars drawn by a Borrower and accepted by a Bank; provided that, to the extent the context shall require, each Acceptance Note shall be deemed to be a Bankers' Acceptance.

      "Bankers' Acceptance Advance" means the creation and issuance of Bankers' Acceptances in C$ at the request of a Borrower or by way of a BA Equivalent Advance pursuant to the applicable Notice of Borrowing or Notice of Conversion or Rollover or the provisions of Article 8.

      "Bankers' Acceptance Obligations" means with reference to a Borrower the aggregate Face Amount of all Bankers' Acceptances accepted by the Banks at the request of such Borrower and all Acceptance Notes issued by such Borrower to the Banks then outstanding, and with reference to any Bank, the aggregate Face Amount of all Bankers' Acceptances accepted by such Bank and all Acceptance Notes held by such Bank then outstanding and, in the absence of any specific reference, the aggregate Face Amount of all Bankers' Acceptances and Acceptance Notes then outstanding.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Borrower" means IMC Canada or IMC Kalium, as the context may require, and their respective successors, and "Borrowers" means both of the foregoing. References to "the Borrower" in connection with any

Loan, Bankers' Acceptance or Letter of Credit are to the Borrower to which such Loan is or is to be made or at whose request such Bankers' Acceptance or Letter of Credit is or is to be issued.

     "Borrowing" has the meaning set forth in Section 1.3.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are required or authorized to close and, where used in the context of (i) a LIBOR Loan, which is also a day on which banks are not required or authorized to close in London, England and New York, New York and dealings are carried on in the London interbank market and (ii) a USBR Loan, which is also a day on which banks are not required or authorized to close in New York, New York or Chicago, Illinois.

     "C$" means dollars in lawful currency of Canada.

      "CDOR Prime Rate" means the CDOR Rate plus 100 basis points per annum.

      "CDOR Rate" means on any date, the per annum rate of interest which is the rate based on an average rate applicable to Canadian Dollar bankers' acceptances for a term of 30 days (in the case of the definitions of "CDOR Prime Rate" and "Prime Rate") or for a term equivalent to the term of the relevant Bankers' Acceptances (in the case of the definition of "Applicable BA Discount Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time) as of 10:00 a.m. (Toronto time) on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar bankers' acceptances quoted by the
Schedule I Reference Banks as of 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day.

      "Co-Agent" means each Bank designated as a Co-Agent on the signature pages hereof or hereafter designated as such by the Agent, in its capacity as Co-Agent in respect of this Agreement;

      "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) with respect to each Assignee which becomes a Bank pursuant to Section 10.9(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Section 2.8 or 10.9(c) or increased pursuant to Section 10.9(c).

      "Consolidated Adjusted Debt" means at any date the sum of (i) the Debt of the Guarantor and its Consolidated Subsidiaries plus (ii) the excess (if any) of (A) the aggregate unrecovered principal investment of transferees of accounts receivable from the Guarantor or a Consolidated Subsidiary in transactions accounted for as sales under generally accepted accounting principles over (B) US$100,000,000, in each case determined on a consolidated basis as of such date.

      "Consolidated EBITDA" means, for any period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) discontinued operations and (vii) the cumulative effect of changes in accounting principles. Consolidated EBITDA for each four-quarter period will be adjusted on a pro-forma basis to reflect any Acquisition closed during such period as if such Acquisition had been closed on the first day of such period.

      "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Guarantor and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise).

      "Consolidated Subsidiary" means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified "Consolidated Subsidiary" means a Consolidated Subsidiary of the Guarantor.

     "Conversion Date" means the earliest to occur of (i) September 30, 1998, (ii) the date (if any) on which the Debt of the Guarantor and its Consolidated Subsidiaries determined on a consolidated basis ("Consolidated Debt") exceeds 45% of the sum of Consolidated Debt and Consolidated Net Worth and (iii) the date (if any) on which the Guarantor is rated BBB- or lower by S&P or Baa3 or lower by Moody's.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, Bankers' Acceptances or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and similar items arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of subsections 5.1(i) and 5.2(f) and the definitions of Material Financial Obligations and Guarantor's Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, provided that the amount of such Debt treated as Debt of such

Person solely pursuant to this clause (vi) shall not exceed the greater of the book value or the fair market value of the collateral, and (vii) all Debt of others Guaranteed by such Person. For purposes of clause
(v) above, a reimbursement obligation in respect of a letter of credit or similar instrument is contingent unless and until there shall have been a drawing under such letter of credit or instrument.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Drafts" has the meaning ascribed thereto in subsection 2.15(a).

      "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

     "Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, regulations, by-laws, codes, directives, standards, policies, guidelines, treaties, conventions, judgments, awards, determinations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or human health and safety or to emissions, discharges or releases of pollutants, contaminants, chemicals, wastes or industrial, toxic or hazardous substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or remediation of pollutants, contaminants, chemicals, wastes or industrial, toxic or hazardous substances or wastes.

      "Equivalent Amount" on any given date in one currency (the "first currency") of any amount denominated in another currency (the "second currency") means the amount of the first currency which could be purchased with such amount of the second currency at the Bank of Canada's noon spot rate (or any other rate to which the parties agree) on such date (and if such date is not a Business Day on the preceding Business Day) for the purchase of the first currency with the second currency;

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Group" means the Guarantor, any Subsidiary of the Guarantor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any Subsidiary of the Guarantor, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "Euro-Dollar Loan" means a loan in US$ which bears interest at a LIBOR Rate pursuant to the applicable Notice of Borrowing or Notice of Conversion or Rollover.

     "Event of Default" has the meaning set forth in Section 6.1.

       "Existing   Credit  Agreements"  means  the  credit   facilities
identified in Schedule I hereto, as amended and in effect on the Effective Date.

      "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on the maturity thereof.

      "Facility Fee Rate" means the facility fee rate prescribed in the Pricing Schedule.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

      "FRP" means Freeport-McMoRan Resource Partners, L.P., a Delaware limited partnership, and its successors.

     "FTX" means Freeport-McMoRan Inc., a Delaware corporation.

      "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Group of Advances" means at any time a group of Advances consisting of (i) all Loans to a single Borrower which are Prime Rate Loans at such time (ii) all Loans to a single Borrower which are USBR Loans at such time, (iii) all Bankers' Acceptances issued at the request of a single Borrower having the same maturity date, provided that if a Bankers' Acceptance accepted by any particular Bank is converted to or made as a Prime Rate Loan pursuant to Article 8 such Advance shall be included in the same Group or Groups of Advances from time to time as it would have been if it had not been so converted or made, or (iv) all Euro-Dollar Loans to a single Borrower having the same Interest Period at such time, provided that, if a Euro-Dollar Loan of any particular Bank is converted to or made as a US Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

      "Guarantee" or "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" or "guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means IMC Global Inc., a Delaware corporation, and its successors.

       "Guarantor's Credit Agreements" means collectively the US$650,000,000 five-year credit agreement and the US$350,000,000 364-day credit agreement each among the Guarantor and the several banks listed therein, Royal Bank of Canada, as documentation agent, The Chase Manhattan Bank and NationsBank, N.A., as co-syndication agents, and Morgan Guaranty Trust Company of New York, as Agent, and each made as of December 15, 1997.

      "Guarantor's Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate US$100,000,000.

      "IMC Canada" means International Minerals & Chemical (Canada) Global Limited.

     "IMC Kalium" means IMC Kalium Canada Ltd.

      "IMC Potash" means IMC Global Potash Holdings Inc. (of which IMC Canada is a direct, wholly-owned subsidiary).

     "Indemnitee" has the meaning set forth in Section 10.4(b).

       "Information Memorandum" means the confidential information memorandum dated November 1997 furnished to the Banks in connection with the transactions contemplated hereby.

     "Interest Period" means:

                with  respect  to  each Euro-Dollar  Loan,  the  period
          commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Conversion or Rollover and ending one, two, three or six, or, if deposits of a corresponding maturity are available to each Bank in the London interbank market, nine or twelve, months thereafter, as the Borrower may elect in such notice; provided that:

                          any Interest Period which would otherwise end
               on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                          any  Interest Period which begins on the last
               Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                with respect to a Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending 10 Business Days thereafter; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

provided further that any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

      "Internal Revenue Code" means the United States Internal Revenue Code of 1986.

      "Issuing Bank" means Royal Bank of Canada and any other Bank agreed upon by both Borrowers which agrees to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

      "Letter of Credit" means a letter of credit or a letter of guarantee to be issued or issued hereunder by an Issuing Bank in accordance with Section 2.16.

      "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by a Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit issued for the account of a Borrower.

      "Leverage Ratio" means at any date the ratio of Consolidated Adjusted Debt calculated as of such date to Consolidated EBITDA calculated for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "LIBOR Margin" means a rate per annum determined in accordance with the Pricing Schedule.

      "LIBOR Rate" means the rate of interest per annum appearing on page 3750 of the Telerate screen as of 11:00 a.m. London time two
Business Days prior to drawdown for the interest period selected, provided that if Telerate page 3750 is unavailable, then LIBOR shall be determined by the Agent with reference to Reuters page LIBO (at or about 11:00 a.m. London, England time) provided that if Reuters page LIBO is unavailable, then LIBOR shall be determined by the Agent as the rate at which deposits in an amount and for a term equal to the proposed LIBOR Loan are offered by it to prime banks in the London interbank market at or about 11:00 a.m. London, England time.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrowers, the Guarantor or any Subsidiary of any of them shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" means a Syndicated Loan or a Swingline Loan and "Loans" means Syndicated Loans or Swingline Loans.

      "Material Adverse Effect" means (i) a material adverse effect on the business, financial position, or results of operations of any Borrower or the Guarantor and their respective Consolidated Subsidiaries as the context requires, considered as a whole, or (ii) an adverse effect on the rights and obligations of the Banks and the Agent hereunder which a Bank could reasonably deem material.

      "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrowers and/or one or more of their Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate US$10,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000,000.

      "Material Subsidiary" means, at any date, (i) any Subsidiary having (x) at least 5% of the total consolidated assets of the Guarantor and its Consolidated Subsidiaries, (determined as of the last day of the fiscal quarter of such Person most recently ended on or prior to such date) or (y) at least 5% of Consolidated EBITDA for the four consecutive fiscal quarters most recently ended on or prior to such date or (ii) collectively, any one or more Subsidiaries having (x) at least 10% of the total consolidated assets of the Guarantor and its Consolidated Subsidiaries, (determined as of the last day of the fiscal quarter of such Persons most recently ended on or prior to such date) or (y) at least 10% of Consolidated EBITDA for the four consecutive fiscal quarters most recently ended on or prior to such date.

      "Merger" means the merger of FTX with and into the Guarantor pursuant to the Merger Agreement.

      "Merger Agreement" means the Agreement and Plan of Merger between FTX and the Guarantor dated as of August 26, 1997, in the form annexed to the Guarantor's Proxy Statement/Prospectus dated November 17, 1997.

     "Moody's" means Moody's Investor Service, Inc.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group either (i) is then making or accruing an obligation to make contributions or (ii) has within the preceding five plan years made contributions, including for these purposes any Person which was at the time such contribution was made a member of the ERISA Group.

      "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.2), in either case in substantially the form of Exhibit A.

      "Notice  of Conversion or Rollover" has the meaning set forth  in
Section 2.9(a).

     "Notice of Issuance" has the meaning set forth in Section 2.16(b).

      "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 10.9(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Pricing Schedule" means the schedule annexed hereto denominated as such.

      "Prime Rate" means the rate of interest per annum in effect from time to time that is equal to the greater of (i) Royal Bank of Canada's prime rate, being the annual rate of interest publicly announced by it from time to time as its reference rate then in effect for determining interest rates for commercial loans in C$ made by it in Canada; and
(ii) CDOR Prime Rate.

      "Prime Rate Loan" means a loan in C$ which bears interest at the Prime Rate pursuant to the applicable Notice of Borrowing or Notice of Conversion or Rollover or the provisions of Article 8.

      "Quarterly Payment Date" means the last Business Day of each March, June, September and December.

      "Refunding Bankers' Acceptance" has the meaning ascribed thereto in clause 2.9(a)(iv).

      "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the sum of the aggregate unpaid principal amount of the Loans, the aggregate Bankers' Acceptance Obligations, and the aggregate Letter of Credit Liabilities.

      "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Rating Services.

      "Schedule I Bank" means any Bank named on Schedule I to the Bank Act (Canada).

      "Schedule I Reference Banks" means the collective reference to Royal Bank of Canada and Bank of Montreal or if one or both of such banks are not at the relevant time a Bank hereunder, such other
Schedule I Banks (not to exceed two) in number or as may be selected by the Agent in consultation with the Borrower.

     "Schedule II Bank" means any Bank named on Schedule II to the Bank Act (Canada).

      "Schedule II Reference Banks" means the collective reference to J.P. Morgan Canada and The Chase Manhattan Bank of Canada ("Chase") or if, in the case of Chase it does not become a Bank hereunder by January 2, 1998 (or such later date as may be agreed by Royal Bank of Canada) and, in any other case, if one or both of such banks are not at the relevant time a Bank hereunder, such other Schedule II Banks (not to exceed two) in number or as may be selected by the Agent in consultation with the Borrower.

      "Series E Preferred Stock" means the shares of preferred stock of The Vigoro Corporation, a Delaware corporation and wholly-owned Subsidiary of the Guarantor, par value $100 per share, designated Series E.

      "Stamping Fee" means the fee payable in Canadian Dollars to each Bank in respect of Bankers' Acceptances accepted by a Bank and Bankers' Acceptance Notes purchased by a Bank computed in accordance with subsection 2.7(c).

      "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Substantial Assets" means assets sold or otherwise disposed of in a single transaction or a series of related transactions representing 25% or more of the consolidated assets of any Person and its Consolidated Subsidiaries, taken as a whole.

        "Substantially-Owned Consolidated Subsidiary" means any Consolidated Subsidiary at least 80% of the Voting Stock of which is at the time directly or indirectly owned by the Guarantor; provided that Agrico shall be deemed a Substantially-Owned Consolidated Subsidiary for so long as it is a Consolidated Subsidiary.

     "Swingline Bank" means Royal Bank of Canada.

      "Swingline Loan" means a Prime Rate Loan or a USBR Loan made by the Swingline Bank pursuant to Section 2.1(b).

      "Swingline Rate" means, in the case of a Swingline Loan in US$, the US Base Rate and, in the case of a Swingline Loan in C$, the Prime Rate.

     "Syndicated Advance" means an Advance made (or deemed to be made), by a Bank to a Borrower pursuant to Section 2.1(a) provided that, if any Advance or Advances (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion or Rollover, the term "Syndicated Advance" shall refer to the combined principal amount or Face Amount, as applicable, resulting from such combination or to each of the separate principal amounts or Face Amounts, as applicable, resulting from such subdivision, as the case may be.

      "Syndicated Loan" means a Prime Rate Loan, Euro-Dollar Loan or a USBR Loan made pursuant to section 2.1(a).

     "Termination Date" means December 12, 2002, or, if such day is not a Business Day, the next preceding Business Day.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA (or other applicable standard), exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

       "Unrefunded Swingline Loan" has the meaning set forth in subsection 2.17(b).

     "US Base Rate" means the rate of interest per annum in effect from time to time that is equal to the greater of (i) Royal Bank of Canada's U.S. Base Rate, being the annual rate of interest publicly announced by it from time to time as its reference rate then in effect for determining interest rates for commercial loans in US$ made in Canada; and (ii) the Federal Funds Rate in effect from time to time plus a margin of 50 basis points per annum.

     "US Borrower" means any Person who is a "Borrower" under either of the Guarantor's Credit Agreements.

     "US$" means dollars in the lawful currency of the United States of America.

      "USBR Loan" means a loan in US$ which bears interest at the US Base Rate pursuant to the applicable Notice of Borrowing or Notice of Conversion or Rollover or the provisions of Article 8.

      "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent in all material respects (except for changes concurred in by the Borrowers' or the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the

Guarantor and its Consolidated Subsidiaries delivered to the Banks hereunder; provided that, if the Borrower or the Guarantor notifies the Agent that the Borrower or the Guarantor wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrowers or the Guarantor that the Required Banks wish to amend Article 5 for such purpose), then the Borrowers' or the Guarantor's compliance with such covenant shall be determined on the basis of United States generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers or the Guarantor and the Required Banks, and the parties hereto agree to enter into negotiations in good faith in order to amend such provisions in a credit-neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition and performance of the Borrowers or the Guarantor and its Consolidated Subsidiaries shall be the same after such changes as if such changes had not been made.

      1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Advances of one or more Banks to be made to a single
Borrower  pursuant  to  Article 2 on a single date  and  for  a  single
Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Advances comprising such Borrowing (e.g., a "Prime Rate Borrowing" is a Borrowing under section 2.1 in C$, a "USBR Borrowing" is a Borrowing under section 2.1 in US$, a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a "Bankers' Acceptance Borrowing" is the issue and purchase of Bankers' Acceptances under Sections 2.1 and 2.15) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section 2.1(a)).

      1.4 Currency. For the purpose of determining the aggregate amount in US$ outstanding from time to time of one or more Advances made hereunder, the principal amounts of any Loans made in C$, the Face Amount of any Bankers' Acceptances and the Letter of Credit Liabilities of any Letter of Credit denominated in C$ shall be converted to the Equivalent Amount in US$. Where any representation, warranty, covenant or Event of Default hereunder refers to an amount expressed in US$, then for the purpose of determining the compliance with or breach of such representation, warranty, covenant or Event of Default, any applicable amounts denominated in any other currency shall, unless the context otherwise requires, be converted to the Equivalent Amount in US$ thereof.

      1.5 Amendments to Agreements and Laws. Any reference herein to an agreement, contract or law shall, unless otherwise specifically provided, be deemed to be a reference to such agreement, contract or law as it may be amended, restated or replaced from time to time.

      1.6   Several.   The indebtedness and liability of each  Borrower
hereunder shall be several and not joint or joint and several.

      1.7 Interest Rates and Fees. For the purpose of determining the LIBOR Margin, the Stamping Fee and the Facility Fee Rate, "Level II Status" (as defined in the Pricing Schedule) shall be deemed to exist and to be applicable from the date hereof until the Conversion Date.


                                ARTICLE
                              THE CREDITS

     2.1  Commitments.

          Syndicated Advances. During the Revolving Credit Period, the Banks severally agree, on the terms and conditions set forth in this Agreement, to make Advances to either of the Borrowers pursuant to this subsection from time to time in amounts such that the aggregate principal amount of Loans by such Bank, together with such Bank's Bankers' Acceptance Obligations, Letter of Credit Liabilities and participating interest in any Unrefunded Swingline Loans, at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this subsection shall be made from the Banks ratably in proportion to their respective Commitments. Within the foregoing limits, either of the Borrowers may borrow under this subsection (a), repay or, to the extent permitted by Section 2.11, prepay Advances and reborrow at any time during the Revolving Credit Period under this subsection (a), provided that:

                         each Prime Rate Loan made or deemed to be made
               by a Bank pursuant to this subsection 2.1(a) shall be in a minimum aggregate principal amount of C$5,000,000;

                          each USBR Loan made or deemed to be made by a
               Bank pursuant to this subsection 2.1(a) shall be in a minimum aggregate principal amount of US$5,000,000;

                          each Euro-Dollar Loan made by a Bank pursuant
               to this subsection 2.1(a) shall be in a minimum aggregate principal amount of US$5,000,000 or any larger multiple of US$500,000; and

                          each  Bankers' Acceptance Advance made  by  a
               Bank pursuant to this subsection 2.1(a) shall be in a minimum aggregate Face Amount of C$5,000,000 or a whole multiple of C$500,000 in excess thereof and the Face Amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof, provided that any such Borrowing to refund a Swingline Loan or to satisfy a Bankers' Acceptance Obligation or to fund the reimbursement of a Letter of Credit may be in the exact amount required for such purpose, subject always to subsection 3.2(b).

           Swingline Loans. From time to time prior to the Termination Date, the Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to either of the Borrowers pursuant to this subsection from time to time in amounts provided that (i) the aggregate principal amount of its Loans together with such Swingline Bank's Bankers' Acceptance Obligations and Letter of Credit Liabilities at any one time outstanding to both Borrowers shall not exceed the amount of its Commitment and (ii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed US$10,000,000. Within the foregoing limits, either of the Borrowers may borrow under this subsection, repay or, to the extent permitted by Section 2.11, prepay Swingline Loans and reborrow at any time during the Revolving Credit Period under this subsection (b); provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing. Each Borrowing under this subsection shall be by way of Prime Rate Loan or USBR Loan and shall be in an aggregate principal amount of US$250,000 or any larger multiple of US$100,000 in the case of a USBR Loan and, the Equivalent Amount in C$, in the case of a Prime Rate Loan.

      2.2 Notice of Syndicated or Swingline Borrowings. The Borrower shall give the Agent notice substantially in the form of Exhibit A (a "Notice of Borrowing") (x) not later than 11:00 a.m. (Toronto time) on the date of each Prime Rate Borrowing or US Base Rate Borrowing, (y) not later than 12:00 noon (Toronto time) on the Business Day preceding the date of each Bankers' Acceptance Advance and (z) not later than 12:00 noon (Toronto time) on the third Business Day preceding the date each Euro-Dollar Borrowing, specifying:

               the name of the Borrower;

          the date of such Borrowing, which shall be a Business Day;

           the aggregate amount of such Borrowing and the currency in which such Borrowing is to be made;

           whether the Borrowing is to be a Syndicated Borrowing or a Swingline Borrowing;

           in the case of a Syndicated Borrowing in US$, whether the Borrowing is to be by way of USBR Loan or Euro-Dollar Loan;

           in the case of a Euro-Dollar Borrowing the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

           in the case of a Syndicated Borrowing in C$, whether the Borrowing is to be by way of Prime Rate Loan or Bankers' Acceptance Advance; and

          in the case of a Bankers' Acceptance Borrowing, the BA Term.

     2.3  Notice to Banks; Funding of Advances.

           Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing or, in the case of Bankers' Acceptance Borrowings, the aggregate Face Amount of each Bankers' Acceptance (if any) to be accepted by it, and such Notice of Borrowing shall not thereafter be revocable by the Borrower except as otherwise provided in
Section 8.1 and 8.2.

           Not later than 2:00 p.m. (Toronto time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing (or, in the case of a Bankers' Acceptance Borrowing, the BA Discount Proceeds net of the Stamping Fee payable by the Borrower), to the Agent for the account of the Borrower at its address specified in or pursuant to Section 10.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address not later than 4:00 p.m. (Toronto time) on the date of such Borrowing.

           Unless the Agent shall have received notice from a Bank one Business Day prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing or the BA Discount Proceeds (net of the Stamping Fee), the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the interest rate applicable thereto pursuant to Section 2.6: (i) in the case of the Borrower, (x) with respect to US$ Borrowings, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.6, (y) with respect to C$ Borrowings a rate per annum equal to the higher of the CDOR Prime Rate and the interest rate applicable to Prime Rate Loans pursuant to
Section 2.6, and (without prejudice to the Borrower's rights of recourse against such Bank); (ii) in the case of such Bank, (x) with respect to US$ Borrowings, the Federal Funds Rate and (y) with respect to C$ Borrowings the CDOR Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan or BA Discount Proceeds included in such Borrowing for purposes of this Agreement.

           The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make an Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make an Advance to be made by such other Bank.

     2.4  Registry.

           The Agent shall open and maintain in accordance with its usual practice books of account evidencing all Borrowings and Letter of Credit Liabilities and all other amounts owing by each Borrower to the Agent and the Banks hereunder. The Agent shall enter in the foregoing accounts details of every Loan made and Bankers' Acceptance and Letter of Credit issued and of all amounts from time to time owing or paid by each Borrower to the Agent on its own behalf or on behalf of the Banks hereunder, the amounts of principal, interest and fees payable from time to time hereunder and the unused portion of each Bank's Commitment available to be drawn down by a Borrower. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of each of the Borrowers to the Agent and the Banks hereunder, the date of each Loan by each Borrower, the date of acceptance and purchase of Bankers' Acceptances, the date an Issuing Bank issued or was called to honour a Letter of Credit and the amounts each Borrower has paid from time to time on account of the Borrowings or Letter of Credit Liabilities. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations hereunder.

           Each Bank shall open and maintain in accordance with its usual practice books of account evidencing all Borrowings from such Bank, Letter of Credit Liabilities of such Bank and all other amounts owing by each Borrower to such Bank hereunder. The Bank shall enter in the foregoing accounts details of every Loan made and Bankers' Acceptance accepted and purchased by it and Letter of Credit issued by it and all amounts from time to time owing or paid to the Bank on account of amounts owed hereunder, the amounts of principal, interest and fees payable from time to time hereunder and the unused portion of its Commitment available to be drawn down by a Borrower.

     2.5  Maturity of Loans.

           Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable together with accrued and unpaid interest thereon, on the Termination Date.

          Each Swingline Loan included in any Swingline Borrowing shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on the last day of the Interest Period applicable to such Borrowing.

     2.6  Interest Rates.

           Each Prime Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day. Such interest shall be calculated and paid quarterly in arrears on each Quarterly Payment Date, at maturity and, with respect to the principal amount of any Prime Rate Loan converted into a Bankers' Acceptance, on the date such Prime Rate Loan is so converted.

Any overdue principal of or overdue interest on any Prime Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

           Each USBR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the US Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date, at maturity and, with respect to the principal amount of any USBR Loan converted to a Euro-Dollar Loan, on the date such USBR Loan is so converted. Any overdue principal of or overdue interest on any USBR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the US Base Rate for such day.

           Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Margin for such day plus the LIBOR Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            Any overdue principal of or overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the LIBOR Margin for such day plus the LIBOR Rate applicable to such Loan at the date such payment was due and (ii) the US Base Rate for such day.

           Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Swingline Rate for such day or such other rate as may be from time to time determined by mutual agreement in writing between the Swingline Bank and the Borrower. Interest on each Swingline Loan shall be payable at the maturity of such Swingline Loan. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Swingline Rate for such day; provided that if and to the extent the failure to pay such principal or interest when due was attributable to default by a Bank in making a Loan which such Bank was obligated to make hereunder, such interest shall accrue at a rate per annum equal to the Swingline Rate from and including the date such payment was due to but not including the first Business Day thereafter and shall accrue at a rate per annum equal to the sum of 2% plus the Swingline Rate from and including such first succeeding Business Day until paid.

           The Agent shall determine each interest rate, discount rate and fees applicable to the Borrowings and Letters of Credit hereunder in accordance with the terms of this Agreement. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate (other than the Prime Rate or US Base Rate) or amount so determined and its determination thereof shall be conclusive in the absence of manifest error.

     2.7  Fees.

      Facility Fees. The Borrowers will pay to the Agent for the account of each Bank ratably a facility fee at the Facility Fee Rate (calculated daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the earlier of the date hereof and the Effective Date to but excluding the date of termination of the Commitments in their entirety, accruing daily, on the aggregate amount of the Commitments (whether used or unused) and
(ii) from and including such date of termination to but excluding the date the Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities. Accrued fees under this subsection shall be payable in US$ quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities shall be repaid in their entirety).

           Letter of Credit Fees.  Each Borrower shall pay to the Agent
(i) for the account of the Banks a letter of credit or letter of guarantee fee accruing daily on the aggregate amount then available for drawing under all outstanding Letters of Credit issued by the Issuing Bank at the Borrower's request at a rate per annum equal to the LIBOR Margin payable quarterly in arrears on the Quarterly Payment Date and the date of termination of the Commitments in their entirety (and, if later, the date the Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities shall be repaid in their entirety) (ii) for the account of the Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by the Issuing Bank issued at the Borrower's request at a rate per annum of 0.125% payable quarterly in arrears on the Quarterly Payment Date and the date of termination of the Commitments in their entirety (and, if any Letter of Credit shall be outstanding thereafter, on the date the Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities shall be repaid in their entirety) and such other customary Letter of Credit fees as mutually agreed from time to time by the Borrowers and such Issuing Bank.

           Stamping Fee. The Stamping Fee (determined in accordance with the Pricing Schedule) shall be payable by the Borrower to each Bank in advance (in the manner specified in Section 2.15(d) upon the issuance of a Bankers' Acceptance and the acceptance thereof by such
Bank, such Stamping Fee to be calculated on the Face Amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance. The Stamping Fee shall be adjusted to take into account changes to the "Status" (as defined in the Pricing Schedule) of the Borrower during the BA Term. The Agent shall notify the Borrower and the Banks of any amounts payable on account of such adjustments not later than 12:00 noon (Toronto time) on the last day of the BA Term (or if such BA Term is greater than three months, on each three-month anniversary of the commencement of such BA Term and the last day thereof) and such adjusting payments shall be made within one Business Day after such notification.

           Event of Default. Notwithstanding the foregoing provisions of this Section 2.7, upon the occurrence of an Event of Default, all accrued and unpaid fees hereunder, whether or not otherwise then payable, shall be paid forthwith by the applicable Borrowers.

      2.8 Optional Termination or Reduction of Commitments. The Borrowers may, on one Business Day's joint written notice to the Agent,
(i) terminate the Commitments at any time, if no Loans, Bankers' Acceptance Obligations or Letter of Credit Liabilities are outstanding at such time (after giving effect to any contemporaneous prepayment of the Loans, the Bankers' Acceptance Obligations or the Letter of Credit Liabilities in accordance with Section 2.11) or (ii) ratably reduce the Commitments from time to time by an aggregate amount of US$10,000,000 or any larger multiple of US$1,000,000; provided that prepayments in respect of such reductions shall be without effect in respect of Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities outstanding at the time of such reduction unless such Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities and all amounts payable in respect thereof are prepaid at which time such reductions shall become effective. Each such prepayment shall be made to the Agent in accordance and subject to the limitations in Section 2.11 and shall be applied to prepay the relevant Loans, the Bankers' Acceptance Obligations and Letter of Credit Liabilities of the Banks ratably. Reductions hereunder shall constitute a permanent reduction of the Commitment of each Bank.

     2.9  Conversion or Rollover of Syndicated Advances.

           The Borrower may convert the Advances included in each Syndicated Borrowing (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

                          if  such  Loans are USBR Loans,  provided  no
               Default or Event of Default has occurred and is continuing, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Business Day;

                          if  such  Loans  are Euro-Dollar  Loans,  the
               Borrower may elect to convert such Loans to USBR Loans or, provided no Default or Event of Default has occurred and is continuing, elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, on the last day of the then current Interest Period applicable to such Euro-Dollar Loans;

                     if such Loans are Prime Rate Loans, provided no Default or Event of Default has occurred and is continuing, the

                          Borrower may elect to convert such  Loans  to
               Bankers' Acceptance Advances as of any Business Day; and

                          if  such  Advances  are by  way  of  Bankers'
               Acceptances, the Borrower may elect to convert the Face Amount of such Bankers' Acceptances to Prime Rate Loans or, provided no Default or Event of Default has occurred and is continuing, elect to issue a Bankers' Acceptance on the last day of the then current BA Term applicable to such Bankers' Acceptances (a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that fundings by the Banks in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the Face Amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Stamping Fee) of such Refunding Bankers' Acceptance).

Each   such   election  shall  be  made  by  delivering  a  notice   in
substantially the form of Exhibit B (a "Notice of Conversion or Rollover") to the Agent not later than 10:00 a.m. (Toronto time) on the third Business Day, in the case of conversions pursuant to clauses (i) and (ii) above, and on the first Business Day in the case of all other conversions before the conversion or continuation selected in such notice is to be effective. A Notice of Conversion or Rollover may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Advances in respect of the conversion of a Group of Advances, provided that (i) such portion is allocated ratably among the Advances comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each US$5,000,000, in the case of Advances in US$, and C$5,000,000, in the case of Advances in C$.

          Each Notice of Conversion or Rollover shall specify:

                          the Group of Advances (or portion thereof) to
               which such notice applies;

                           the   date   on  which  the  conversion   or
               continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.9(a) above;

                          if Advances are to be converted, the new type
               of Advances and, if the Advances being converted are to be (i) Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto or (ii) Bankers' Acceptance Advances, the BA Term thereof;

                          if  such  Advances  are to  be  continued  as
               Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period; and
                          if  a Refunding Bankers' Acceptance is to  be
               issued, the BA Term thereof.

Each Interest Period or BA Term specified in a Notice of Conversion or Rollover shall comply with the provisions of the definition of the term "Interest Period" or "BA Term" respectively.

           Promptly after receiving a Notice of Conversion or Rollover from the Borrower pursuant to subsection 2.9(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Conversion or Rollover is timely received prior to the end of an Interest Period or BA Term for any Group of Advances, the Borrower shall be deemed to have elected that such Group of Advances be converted to Prime Rate Loans, in the case of Advances in C$, and US Base Rate Loans, in the case of Advances in US$, as of the last day of such Interest Period or BA Term, as applicable.

          An election by the Borrower to change or continue the rate of interest applicable to any Group of Advances or issue a Refunding Bankers' Acceptance pursuant to this Section shall not constitute a new Borrowing.

           An Advance denominated in one currency may not be converted into an Advance denominated in another currency; however, an Advance denominated in one currency may be repaid concurrently with the drawdown of an Advance denominated in another currency.

           If a Default of Event of Default has occurred and is continuing on the last day of an Interest Period in the case of a Euro-Dollar Loan, or on the last day of a BA Term, in the case of Bankers' Acceptances, (x) in respect of a Euro-Dollar Loan, the Borrower shall be deemed to have converted the Euro-Dollar Loan to a USBR Loan as of the last day of the Interest Period, and (y) in respect of Bankers' Acceptances, the Borrower shall be deemed to have elected to convert the Bankers' Acceptance into a Prime Rate Loan in an amount equal to the Face Amount thereof on the last day of the BA Term.

      2.10 Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Advances then outstanding (together with accrued and unpaid interest thereon) and Letter of Credit Liabilities shall be due and payable on such date.

     2.11 Optional Prepayments.

          Subject, in the case of any Euro-Dollar Borrowing, to Section 2.13, the Borrower may without penalty or bonus payment (i) not later than 11:00 a.m. (Toronto time) on any Business Day prepay on such Business Day any Group of Prime Rate Loans or USBR Loans, (ii) upon one Business Days' notice, not later than 12:00 noon on any Business Day, prepay on such Business Day any Group of Bankers' Acceptance Obligations and (iii) upon at least three Business Days' notice to the Agent, not later than 12:00 noon (Toronto time), on any Business Day prepay on such Business Day any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating US$5,000,000 or any larger multiple of US$500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Advances of the Banks included in such Group or Borrowing.

           Amounts prepaid in respect of any Bankers' Acceptance Obligations shall be kept by the Agent in an interest bearing cash collateral account as security to satisfy in whole or in part such Bankers' Acceptance Obligations upon the expiry of the applicable BA Term and the Borrower shall execute in respect thereof any security documents reasonably required by the Agent.

           Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     2.12 General Provisions as to Payments.

          Each payment on account of the Borrowings or Letter of Credit Liabilities and of fees hereunder shall be made not later than 2:00 p.m. (Toronto time) on the date when due in immediately available funds in Toronto to the Agent at its address referred to in Section 10.1. The Agent will promptly using all reasonable efforts distribute to each Bank on the same Business Day its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Prime Rate Loans or USBR Loans or payments in respect of Bankers' Acceptance Obligations or Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Rate, in the case of US$ Borrowings, and the CDOR Prime Rate, in the case of C$ Borrowings.

           The Borrowers authorize and direct the Agent, in the Agent's discretion, to debit automatically, by mechanical, electronic or manual means, any bank account of the Borrower maintained with Royal Bank of Canada (for so long as Royal Bank of Canada is Agent) for all amounts payable by such Borrower under this Agreement, including the repayment of principal and the payment of interest, fees and charges for the keeping of that bank account. The Agent shall notify the Borrower as to the particulars of those debits in the normal course.

      2.13 Funding. If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a USBR Loan or continued as a Euro-Dollar Loan for a new Interest Period (pursuant to any provision of this Agreement, including, without limitation, pursuant to sections 2.8, 2.9, 2.11 and 8.2) on any day other than the last day of an Interest Period applicable thereto, or if a Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with
Section 2.3(a), 2.8, 2.9 or 2.11 (other than by reason of a default by the Bank demanding payment hereunder), such Borrower shall reimburse each Bank within 15 days after written demand from such Bank for any resulting loss or reasonable expense suffered or incurred by it (or by an existing or prospective Participant in the related Advance, but not to exceed the loss and expense which would have been incurred by such Bank had no participations been granted by it), including (without limitation) any loss incurred in obtaining, liquidating or re-employing deposits or other funds or any interest or other charges together with any other charges, costs or expenses incurred relative thereto from or payable to third parties, but excluding loss of profit or margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to such Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be presumptively correct in the absence of manifest error.

      2.14 Computation of Interest and Fees. Interest based on the LIBOR Rate or the Federal Funds Rate hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid, except as otherwise provided in subsection 2.7(c), for the actual number of days elapsed (including the first day but excluding the last day).

     2.15 Additional Bankers' Acceptances Provisions.

           Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, each Borrower shall, upon becoming a party hereto and from time to time as required, provide to the Agent drafts ("Drafts"), in form satisfactory to the Agent, duly executed and endorsed in blank by such Borrower in quantities sufficient for each Bank to fulfill its obligations hereunder or if so agreed by the Bank and the Borrower, provide that Bank, with a copy to the Agent, a power of attorney in the form of Exhibit F-1 authorizing such Bank to execute and endorse Drafts on behalf of the Borrower. Each Bank is hereby authorized to complete the missing details of each such Draft in accordance with the Borrower's instructions in a Notice of Borrowing on each such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by such Bank provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Bank. No Bank shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of any Borrower to provide duly executed and endorsed Drafts to the Agent on a timely basis, nor shall any Bank be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Bank, its officers, employees, agents or representatives. Each Bank shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Agent in blank hereunder, (ii) voided by it for any reason,
(iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) cancelled at their respective maturities. Each Bank further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Bank.

          Execution of Bankers' Acceptances. Drafts of any Borrower to be accepted as Banker's Acceptances hereunder shall be duly executed on behalf of such Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for any Borrower may no longer be an authorized signatory for such Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on such Borrower.

           Issuance of Bankers' Acceptances. The aggregate face amount of Bankers' Acceptances to be accepted by a Bank shall be determined by the Agent on a pro rata basis by reference to the respective Commitments of the Banks, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Bank, would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

           Purchase of Bankers' Acceptances. All Bankers' Acceptances accepted by a Bank shall be purchased by the Bank at the Applicable BA Discount Rate. The Stamping Fee payable by a Borrower in respect of each such Bankers' Acceptance under Section 2.7(c) shall be set off against the BA Discount Proceeds payable by such Bank.

           Sale of Bankers' Acceptances. Each Bank may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

          Repayment. Any repayment or refunding of Bankers' Acceptance Obligations, must be made at or before 2:00 p.m. (Toronto time), on the expiry of the applicable BA Term.

           Waiver of Presentment and Other Conditions. Each Borrower waives presentment for payment and any other defence to payment of any amounts due to a Bank in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Bank in its own right, and each Borrower agrees not to claim any days of grace if such Bank as holder sues such Borrower on the Bankers' Acceptances for payment of the amount payable by each Borrower thereunder.

          Acceptance Note Banks.

                          It  is  understood  that from  time  to  time
               certain Banks (other than Schedule I Banks) may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts (each, an "Acceptance Note Bank"); accordingly, any such Bank may instead purchase Acceptance Notes of the relevant Borrower in lieu of accepting and purchasing Bankers' Acceptances for such Borrower's account.

                          In  connection with any request by a Borrower
               for the creation of Bankers' Acceptances, such Borrower shall deliver to each Acceptance Note Bank non-interest bearing promissory notes (each, an "Acceptance Note") of such Borrower, substantially in the form of Exhibit C, having the same maturity as the Bankers' Acceptances to be accepted and purchased as part of the Group of Advances and in an aggregate principal amount equal to the aggregate Face Amount of the Bankers' Acceptances that would otherwise have been required to be accepted by such Bank. Alternatively, such Borrower may provide the Bank with a power of attorney in the form of Exhibit F-2 authorizing such Bank to execute and complete Acceptance Notes on behalf of such Borrower. Each such Bank hereby agrees to purchase Acceptance Notes from either of the Borrowers at the Applicable BA Discount Rate which would have been applicable if a Draft had been accepted by it (less any Stamping Fee which would have been paid pursuant to Section 2.7(c) if such Bank had created a Bankers' Acceptance), and such Acceptance Notes shall be governed by the provisions of this Agreement as if they were Bankers' Acceptances and, for greater certainty, be deemed to be Advances made pursuant to section 2.1(a).

     2.16 Letters of Credit.

          Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit hereunder from time to time, subject to subsection 2.16(c), upon the request of any Borrower; provided that, immediately after each Letter of Credit is issued (i) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans and Bankers' Acceptance Obligations shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Letter of Credit Liabilities shall not exceed US$25,000,000. Each Letter of Credit issued under this subsection shall be for a minimum of US$5,000,000 with a term no longer than 365 days. The Borrower may request Letters of Credit to be denominated in C$ or US$. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Commitment bears to the aggregate Commitments.

          The Borrower shall give an Issuing Bank notice at least three Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination with a copy to the Agent.

          No Letter of Credit shall have a term extending or extendible beyond the fifth Business Day preceding the Termination Date.

           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit made in accordance with the provisions of this Agreement and the applicable Letter of Credit, without presentment, demand, protest or other formalities of any kind. In the event of a drawing under a Letter of Credit, the Borrower shall, unless it gives not less than one Business Day's notice to the Agent to the contrary, be deemed to have timely given a Notice of Borrowing for a Prime Rate Borrowing for a Letter of Credit denominated in C$ and a USBR Borrowing for a Letter of Credit denominated in US$ on the date of such drawing in the exact amount due the Issuing Bank hereunder on such date, and the Agent shall apply the proceeds of such Borrowing to make payment thereof.

           All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the US Base Rate for amounts paid in US$ and, the Prime Rate for amounts paid in C$, for such day plus, if such amount remains unpaid for more than one Business Day, 2%; provided that if and to the extent the failure to pay such principal or interest when due is attributable to default by a Bank in making an Advance which such Bank was obligated to make hereunder, such interest shall accrue at a rate per annum equal to the US Base Rate for amounts paid in US$ and the Prime Rate for amounts paid in C$, from and including the date such payment was due to but not including the first Business Day thereafter and shall accrue at a rate per annum equal to the sum of 2% plus the US Base Rate for amounts paid in US$ and, the Prime Rate for amounts paid in C$, from and including such first succeeding Business Day until paid. In addition, each Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand (which demand shall be made to the Agent) at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 10:00 a.m. (Toronto time) on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for drawings in US$ and the CDOR Prime Rate for drawings in C$. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

           The obligations of each Borrower and Bank under subsections 2.16(d) and 2.16(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the terms of the relevant Letter of Credit, under all circumstances whatsoever, including without limitation the following circumstances:

                          the  use  which may be made of the Letter  of
               Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                          the  existence of any claim, set-off, defence
               or other rights that such Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank), any other Borrower or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                          any statement or any other document presented
               under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                          any other act or omission to act or delay  of
               any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (iv), constitute a legal or equitable discharge of such Borrower's or Bank's obligations hereunder;

provided however that nothing in this subsection 2.16(f) shall relieve the Issuing Bank, the Agent or any other Bank of legal responsibility it would otherwise have for the consequences of its own gross negligence or willful misconduct.

          Each Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Agent from and against any and all liabilities, losses, damages, costs or out-of-pocket expenses which such Bank or the Agent may incur (including, without limitation, any liabilities, losses, damages, costs or out-of-pocket expenses which an Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including the Issuing Banks) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit issued at the request of such Borrower, including without limitation any of the circumstances enumerated in subsection 2.16(f) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that such Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any such Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection 2.16(g) is intended to limit the obligations of any Borrower under any other provision of this Agreement. To the extent any Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

     2.17 Takeout of Swingline Loans.

           In the event that any Swingline Loan shall not be repaid in full at the maturity thereof the Agent shall, on behalf of the Borrower (each Borrower hereby irrevocably directing and authorizing the Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Bank, to, in the case of a Swingline Loan in C$, make a Prime Rate Loan or, in the case of a Swingline Loan in US$, make a USBR Loan (which Loan shall be deemed to be made pursuant to subsection 2.1(a) hereof) on the maturity date of such Swingline Loan in an amount equal to such Bank's pro rata share (based on the proportion its Commitment bears to the aggregate Commitment) of the unpaid principal amount of such Swingline Loan. Each Bank will make the proceeds of its Prime Rate Loan or USBR Loan, as the case may be, included in such Borrowing available to the Agent for the account of the Swingline Bank which made such Swingline Loan on such date in accordance with Section 2.3. The proceeds of such Prime Rate Borrowing or USBR Borrowing, as the case may be, shall be immediately applied to repay such Swingline Loan.

          If, for any reason, a Prime Rate Borrowing or USBR Borrowing, as the case may be, may not be (as determined by the Agent in its sole discretion acting reasonably and in good faith), or is not, made pursuant to subsection (a) above to refund a Swingline Loan as required by said subsection, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loan (an "Unrefunded Swingline Loan") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.3 by transfer to the Agent, for the account of the Swingline Bank, in immediately available funds, of the amount of its participation.

           Whenever, at any time after the Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, the Swingline Bank (or the Agent on its behalf) receives any payment on account of such Swingline Loan, the Swingline Bank (or the Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to the Swingline Bank (or the Agent, as the case may be) any portion thereof previously distributed by the Swingline Bank (or the Agent, as the case may be) to it.

           Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: any set-off, counterclaim, recoupment, defence or other right which such Bank or the Borrower may have against any Swingline Bank, or any other Person for any reason whatsoever; the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; any adverse change in the condition (financial or otherwise) of the any Borrower; any breach of this Agreement by any Borrower or any Bank; or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.18 Currency Fluctuations. If, on the first Business Day of any calendar month, the aggregate outstanding principal amount of the Loans by any Bank, together with its Bankers' Acceptance Obligations and Letter of Credit Liabilities and its participating interests in any Unrefunded Swingline Loans, at any time outstanding to all Borrowers, exceeds 105% of such Bank's Commitment then in effect, then, within three Business Days after notice to the Borrowers from the Agent, the Borrowers shall prepay the Loans or, at the option of the Borrowers, (or if the repayment of the Loans shall be insufficient to satisfy its obligation under this Section the Borrowers shall) provide full cash collateral to the Agent, in the amount of such excess such that after giving effect thereto, the outstanding amount of Loans, together with its Bankers' Acceptance Obligations and Letter of Credit Liabilities and its participating interests in any Unrefunded Swingline Loans, of each Bank shall not exceed such Bank's Commitment then in effect. The Agent shall promptly furnish each Bank with a copy of any notice delivered to the Borrowers pursuant to this section.

      2.19 Criminal Rate of Interest. Notwithstanding the foregoing provisions of this Article 2, the Borrower shall in no event be obliged to make any payments of interest or other amounts payable to the Agent or any of the Banks hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by any of them of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

     2.20 Compliance with the Interest Act (Canada). For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.


                                ARTICLE
                              CONDITIONS

      3.1 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.8):

          receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telecopy, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

           receipt by the Agent of an opinion of (i) Fraser & Beatty, special counsel to the Borrowers, substantially in the form of Exhibit E-1 hereto, (ii) Sidley & Austin, substantially in the form of Exhibit E-2 hereto and (iii) Marschall I. Smith, General Counsel of the Guarantor, substantially in the form of Exhibit E-3 hereto, and in each case covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

           receipt by the Agent of an opinion of Davies, Ward & Beck, special counsel for the Agent, covering such additional matters relating to the transactions contemplated hereby as the Banks may reasonably request;

           receipt by the Agent of all documents it may have reasonably requested prior to the date hereof relating to the existence of each Borrower and the Guarantor, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

           receipt by the Agent of evidence satisfactory to it that the Merger shall have been consummated in accordance with the Merger Agreement, without any amendment thereof or waiver thereto which (i) is material in the context of this Agreement and (ii) the Required Banks shall not have consented to in writing; and

           receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued fees under, the Existing Credit Agreements and of the termination of the commitments of the lenders thereunder; and
          the Guarantor's Credit Agreements have been duly executed and all conditions precedent to the effectiveness thereof as set out therein have been satisfied;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 15, 1998; and provided further that the provisions of Sections 2.7, 2.8, 2.13 and 10.4 shall become effective upon satisfaction of the condition specified in clause 3.1(a). The Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

       3.2 Borrowings and Issuance of Letters of Credits. The obligation of any Bank to make an Advance on the occasion of any Borrowing and the obligation of the Issuing Banks to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that in the case of Borrowings to repay an outstanding Swingline Loan, only the conditions set forth in clauses 3.2(a) and 3.2(b) must be satisfied:

           receipt by the Agent of a Notice of Borrowing as required by
Section 2.2 or 2.3 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16(b), as the case may be;

           the fact that, immediately after such Borrowing or issuance of such Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Bankers' Acceptance Obligations and Letters of Credit Liabilities will not exceed the aggregate amount of the Commitments, the aggregate outstanding principal amount of Swingline Loans will not exceed US$10,000,000 and the aggregate amount of Letter of Credit Liabilities will not exceed US$25,000,000;

           the fact that, immediately after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

           the fact that the representations and warranties (other than the representations and warranties set forth in clauses 4.1(d)(ii) and 4.2(b)(ii) in the case of a Borrowing which does not result in an increase in the sum of the aggregate outstanding principal amount of the Loans, the aggregate Bankers' Acceptance Obligations and the aggregate Letter of Credit Liabilities) of the Borrowers and the Guarantor contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

Each Borrowing and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower and the Guarantor on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section (unless such Borrowing is made to refund a Swingline Borrowing, in which case the Borrower shall be deemed to represent and warrant as to the facts specified in clause (b) of this Section).


                                ARTICLE
                    REPRESENTATIONS AND WARRANTIES

      4.1 Borrowers. Each of the Borrowers represent and warrant for itself that:

           Corporate Existence and Power. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

           Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Borrowers of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of either of the Borrowers or of any agreement, judgment, injunction, order, decree or other instrument binding upon either of the Borrowers or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries.

           Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Borrowers, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          Financial Information.

                          The  unaudited balance sheet of each  of  IMC
               Kalium and IMC Potash as of June 30, 1997 and the related unaudited statements of earnings, cash flows and changes in stockholders' equity for the fiscal year then ended, copies of which have been delivered to each of the Banks, fairly present, the financial position of each of IMC Kalium and IMC Potash and their respective Consolidated Subsidiaries as of such date and its consolidated results of operations and cash flows for such fiscal year.

                          Since  June  30,  1997,  there  has  been  no
               material adverse change in the business, financial position or results of operations of either of IMC Kalium and IMC Potash and their Consolidated Subsidiaries, considered as a whole.

           Litigation. Except as disclosed in the Guarantor's annual report on Form 10-K for the year ended June 30, 1997, each registration statement (other than a registration statement on Form S-8 (or its equivalent)) and each report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the United States Securities and Exchange Commission at any time thereafter, and the proxy statement and prospectus delivered to the shareholders of the Guarantor in connection with the Merger, copies of which have been delivered to each of the Banks, there is no action, suit or proceeding pending against, or to the knowledge of either of the Borrowers, threatened against or affecting, the Borrowers or any of their Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect on the Borrowers or which in any manner draws into question the validity of this Agreement.

           Compliance with Laws. Each of the Borrowers and each of their Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental
Laws) except where (i) non-compliance could not reasonably be expected to have a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

           Environmental  Matters.   In  the  ordinary  course  of  its
business, each of the Borrowers conducts a systematic review of the effects and reasonably ascertainable associated liabilities and costs of Environmental Laws on the business, operations and properties of the Borrowers and their Subsidiaries. The associated liabilities and costs include, without limitation: any capital or operating expenditures required for clean-up or closure of properties presently or previously owned; any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws; any constraints on operating activities related to achieving or maintaining compliance with Environmental Laws, including any periodic or permanent shutdown of any facility or reduction in the level or change in the nature of operations conducted thereat; any costs or liabilities in connection with off-site disposal of wastes or hazardous substances; and any actual or potential liabilities to third parties, including employees, arising under Environmental Laws, and any related costs and expenses.
On the basis of this review, the Borrowers have reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to have a Material Adverse Effect.

          Taxes. Each of the Borrowers and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority except (i) where nonpayment could not reasonably be expected to have a Material Adverse Effect or (ii) where the same are contested in good faith by appropriate proceedings. No tax Lien has been filed and no claim is being asserted, with respect to any such tax, fee or other charge, except as could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each the Borrowers and its Subsidiaries in respect of taxes or other governmental charges are adequate.

           Subsidiaries. Each of the Borrowers' Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have Material Adverse Effect.

            Full Disclosure. The information contained in the Information Memorandum and the supplemental information provided by the Borrowers is true and correct in all material respects as at the date thereof and does not omit to disclose any information necessary to ensure that the information therein contained is not misleading. As at the date hereof, any information contained in the Information Memorandum is not incorrect or misleading by reference to the facts and circumstances existing at such date. All other information provided from time to time by the Borrowers pursuant to this Agreement shall be, at the time the same is so furnished, true and accurate in all material respects and will not be misleading in the context in which it is provided.

     4.2  Guarantor.

          The Guarantor repeats the representations and warranties made in subsections 4.1(a) to (c) inclusive and 4.1(f), (g) and (i), as if the references to "Borrower" therein (as the context so permits) were read as "Guarantor".

          The Guarantor also represents and warrants that:

                           Financial   Information.   The  consolidated
               balance  sheet  of  the Guarantor and  its  Consolidated
               Subsidiaries as of June 30, 1997 and the related consolidated statements of earnings, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                          No  Material Adverse Change.  Since June  30,
               1997, there has been no material adverse change in the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

                           Litigation.   Except  as  disclosed  in  the
               Guarantor's annual report on Form 10-K for the year ended June 30, 1997, each registration statement (other than a registration statement on Form S-8 (or its equivalent)) and each report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission at any time thereafter, and the proxy statement and prospectus delivered to the shareholders of the Guarantor in connection with the Merger, copies of which have been delivered to each of the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Guarantor, threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement.

                          ERISA.   Each member of the ERISA  Group  has
               fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has
               (i)  sought  a  waiver of the minimum  funding  standard
               under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                          Regulatory  Restrictions on  Borrowing.   The
               Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

                         Full Disclosure.  Neither the Guarantor's Form
               10-K for the year ended June 30, 1997, as of the date of filing of such Form 10-K, nor any registration statement (other than a registration statement on Form S-8 (or its equivalent)) or report on Form 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission as at the time of filing of such registration statement or report, as applicable, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make any statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such document contains forecasts and/or projections, it is understood and agreed that uncertainty is inherent in any forecasts or projections and that no assurances can be given by the Guarantor of the future achievement of such performance.


                                ARTICLE
                               COVENANTS

      5.1 Borrowers. Each of the Borrowers agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid or any Bankers' Acceptance Obligation or Letter of Credit Liabilities remain outstanding:

           Information.   Each  of the Borrowers will  deliver  to  the
Agent:

                          as  soon as available and in any event within
               95 days after the end of each fiscal year of each of IMC Kalium and IMC Potash, an unaudited balance sheet of each of IMC Kalium and IMC Potash and their respective Subsidiaries as at the end of such fiscal year and the related unaudited statements of earnings, cash flows, and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared on a basis consistent with the financial statements referred to in Section 4.1(d) hereof provided that if, at any time, IMC Canada shall cease to be a direct, wholly-owned subsidiary of IMC Potash, the Borrower shall thereafter deliver the balance sheet and statements of IMC Canada in lieu of the corresponding balance sheets and statements of IMC Potash;

                          within  five  days after any officer  of  the
               Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Approved Officer of such Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                          promptly  after any officer of  the  Borrower
               obtains knowledge (i) of a proposed transaction which will result in the occurrence of an event described in
               Section 6.1(m) or the occurrence thereof, (ii) that the representations and warranties made in subsection 4.1(e) and clauses 4.1(d)(ii), 4.2(b)(ii) and (iii) have ceased to be true and correct or (iii) the occurrence of any Event of Default; and

                          from time to time such additional information
               regarding the financial position or business of the Borrowers and their respective Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

           Payment of Obligations. Each of the Borrowers will pay and discharge, and will cause each of their Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of their Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          Maintenance of Property; Insurance.

                          The  Borrowers will keep, and will cause each
               of their Subsidiaries to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                          The  Borrowers will, and will cause  each  of
               their Subsidiaries to, maintain (either in the name of the relevant Borrower or in such Borrower's or Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all its respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; provided that the Borrowers and their Subsidiaries may self-insure to the same extent as other companies of established repute engaged in the same or a similar business in the same general area in which such Borrowers or such Subsidiaries operates and to the extent consistent with prudent business practice. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

           Conduct of Business and Maintenance of Existence. The Borrowers and their Subsidiaries taken as a whole will continue to engage in business of the same general type as now conducted by such Borrowers and their Subsidiaries and any ancillary or related lines of business, and each Borrower will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its respective corporate existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the amalgamation, consolidation or merger of a Subsidiary with or into another Person, (ii) the termination of the corporate existence of any Subsidiary if, in the case of clauses (i) or (ii), such amalgamation, consolidation, merger or termination is not materially disadvantageous to the Banks acting reasonably and in good faith; and provided further that nothing in this Section shall prohibit any sale or other disposition of assets permitted under Section 5.1(g).

           Compliance with Laws. The Borrowers will comply, and cause each of their Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental
Laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

           Inspection of Property, Books and Records. The Borrowers will keep, and will cause each of their Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of their Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times as may be desired.

          Mergers and Sales of Assets.

                          The Borrower will not amalgamate, consolidate
               or merge with or into any other Person; unless (x) the Person with which the Borrower enters into such transaction is incorporated or organized in Canada and the surviving or continuing entity is a corporation which is a direct or indirect wholly-owned Subsidiary of the Guarantor and which expressly assumes in writing the obligations of the Borrower hereunder and (y) after giving effect to such transaction, no Default shall have occurred and be continuing.

                         The Borrower will not sell, lease or otherwise
               transfer, directly or indirectly, assets (exclusive of assets transferred or sold in the ordinary course of business) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to the date of this Agreement would constitute Substantial Assets as of the day preceding the date of such transfer other than the sale of assets acquired pursuant to an Acquisition that are unrelated to the business of the same general type as now conducted by the Borrower and its Subsidiaries.

           Use of Proceeds. The proceeds of the Advances made under this Agreement and of the Letters of Credit under this Agreement will be used by the Borrowers for general corporate purposes, including without limitation the refinancing of the Existing Credit Agreements and Acquisitions.

           Negative Pledge. Neither of the Borrowers will, nor will either one of them permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                          Liens  existing on the date of this Agreement
               securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding US$15,000,000;

                          any  Lien existing on any asset of any Person
               at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

                          any  Lien on any asset securing Debt incurred
               or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset (and no other asset) concurrently with or within 90 days after the acquisition or completion of construction thereof;

                          any  Lien on any asset of any Person existing
               at the time such Person is amalgamated, merged or consolidated with or into a Borrower or a Subsidiary of a Borrower and not created in contemplation of such event;

                          any  Lien existing on any asset prior to  the
               acquisition thereof by a Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

                          any  Lien  arising  out of  the  refinancing,
               extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the proceeds of such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

                          Liens  arising in the ordinary course of  its
               business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding US$10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                          Liens  on cash and cash equivalents  securing
               Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed US$1,000,000; and

                         Liens not otherwise permitted by the foregoing
               clauses of this Section securing Debt in an aggregate principal or face amount, together with all other Debt secured by Liens permitted under this Section 5.1(i), not to exceed, at any time, an amount equal to US$10,000,000.

           Transactions with Affiliates. No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except transactions on an arms-length basis on terms at least as favorable to such Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate.

     5.2  Guarantor.

           The Guarantor repeats the covenants contained in subsections 5.1(b), (c) and (f) and clauses 5.1(a)(ii), (iii) and (iv), as if references to "Borrower" therein (as the context so permits) were read as "Guarantor".

           The Guarantor also agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid or any Bankers' Acceptance Obligations or Letter of Credit Liabilities remain outstanding:

               Information.  The Guarantor will deliver to each of  the
  Banks:

                    as soon as available and in any event within 95 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the

                    Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows, and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner consistent with the requirements of the Securities and Exchange Commission and audited by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

                    as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Guarantor, an unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter and for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and preparation based on financial accounting principles consistent with generally accepted accounting principles by an Approved Officer of the Guarantor;

                    simultaneously with the delivery of each set of financial statements referred to in clauses (A) and
                    (B) above, a certificate of an Approved Officer of the Guarantor (x) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Subsections 5.2(g) and (i) on the date of such financial statements and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

                    simultaneously with the delivery of each set of financial statements referred to in clause (A)
                    above, a statement of the firm of independent public accountants which reported on such statements (x) that nothing has come to their attention to cause them to believe that any Default arising from the Guarantor's failure to comply with its obligations under Sections 5.2(g) and 5.2(i) existed on the date of such statements (it being understood that such accountants shall not thereby be required to perform any procedures not otherwise required under generally accepted auditing standards) and (y) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause C above;

                    promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                    promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports (other than the exhibits thereto) on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission; and

                    if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
                    (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take.

           Conduct of Business and Maintenance of Existence. The Guarantor and its Subsidiaries taken as a whole will continue to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries and any ancillary or related lines of business, and the Guarantor will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its respective legal existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the consolidation or merger of a Subsidiary with or into another Person if such consolidation, merger or termination is not materially disadvantageous to the Banks; and provided further that nothing in this Section shall prohibit any sale or other disposition of assets permitted under clause 5.2(e)(ii).

           Compliance with Laws. The Guarantor will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where
(i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) the failure to comply could not reasonably be expected to have a Material Adverse Effect.

          Mergers and Sales of Assets.

                          The  Guarantor will not consolidate or  merge
               with or into any other Person; provided that the Guarantor may merge with another Person if (x) the Guarantor is the corporation surviving such merger and
               (y) after giving effect to such merger, no Default shall have occurred and be continuing.

                           The  Guarantor  will  not  sell,  lease   or
               otherwise transfer, directly or indirectly, assets (exclusive of assets transferred in the ordinary course of business) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to the date of this Agreement would constitute Substantial Assets as of the day preceding the date of such transfer other than (w) sales of accounts receivable to IMC-Agrico Receivables Company L.L.C. or any other similar bankruptcy-remote Subsidiary of the Guarantor or any of its Subsidiaries established for the purpose of engaging in transactions related to accounts receivable, (x) the sale of substantially all of the assets comprising the IMC Vigoro business unit of the Guarantor, (y) the sale of any equity interest in McMoRan Oil & Gas Co., a Delaware corporation, or the sale or transfer of any right to receive revenues from the MOXY-FRP Exploration Program undertaken by McMoRan Oil & Gas Co., a Delaware corporation, and (z) the sale of assets acquired pursuant to an Acquisition that are unrelated to the business of the same general type as now conducted by the Guarantor and its Subsidiaries.

           Negative Pledge. The Guarantor will not, nor will it permit any of its Subsidiaries (provided that for the purposes of this Subsection 5.2(f) other than clauses (i), (vii) and (ix), the Borrowers and their respective Subsidiaries shall be deemed not be "Subsidiaries" of the Guarantor) to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                          Liens  existing on the date of this Agreement
               securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding US$135,000,000;

                          any  Lien existing on any asset of any Person
               at the time such Person becomes a Subsidiary of the Guarantor and not created in contemplation of such event;

                          any  Lien on any asset securing Debt incurred
               or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset (and no other asset)
               concurrently with or within 90 days after the acquisition or completion of construction thereof;

                          any  Lien on any asset of any Person existing
               at the time such Person is merged or consolidated with or into a Guarantor or a Subsidiary of a Borrower and not created in contemplation of such event;

                          any  Lien existing on any asset prior to  the
               acquisition thereof by a Borrower or a Subsidiary of the Guarantor and not created in contemplation of such acquisition;

                          any  Lien  arising  out of  the  refinancing,
               extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the proceeds of such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

                          Liens  arising in the ordinary course of  its
               business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding US$100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                          Liens  on cash and cash equivalents  securing
               Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed US$10,000,000; and

                         Liens not otherwise permitted by the foregoing
               clauses of this Section securing Debt in an aggregate principal or face amount, together with all other Debt secured by Liens permitted under this Section 5.9(f), not to exceed an amount equal to 10% of Consolidated Net Worth (calculated as of the last day of the fiscal quarter most recently ended on or prior to the date of the most recent incurrence of such Debt).

           Debt of Subsidiaries. Total Debt of all Subsidiaries of the Guarantor (excluding Debt (i) of a Subsidiary owing to the Guarantor,
(ii) of a Subsidiary owing to a Substantially-Owned Consolidated Subsidiary, (iii) of an "Eligible Subsidiary" as defined in the Guarantor's Credit Agreements or (iv) of FRP in an aggregate principal amount not exceeding US$300,000,000 outstanding on the Effective Date (but not any refinancing thereof)) will not at any date exceed 20% of Consolidated Net Worth (calculated as of the last day of the fiscal quarter most recently ended on or prior to such date). For purposes of this Section any preferred stock of a Consolidated Subsidiary (other than the Series E Preferred Stock) held by a Person other than the Guarantor or a Substantially-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Consolidated Subsidiary.

           Transactions with Affiliates. The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except (i) transactions on an arms-length basis on terms at least as favorable to the Guarantor or such Subsidiary as could have been obtained from a third party who was not an Affiliate, (ii) marketing services provided by IMC Global Operations Inc. to Agrico, (iii) employee leasing services agreements between IMC Global Operations Inc. and Agrico, (iv) transactions between Agrico and the Rainbow and FarMarkets business units of the Guarantor, (v) transactions between Agrico and the IMC Kalium business unit of the Guarantor, (vi) loans from the Guarantor or a Subsidiary to the Guarantor or a Subsidiary,
(vii) the declaration and payment of any lawful dividend and (viii) transactions between Vigiron Partnership, a Delaware general partnership, and the IMC AgriBusiness business unit of the Guarantor.

          Leverage Ratio. The Leverage Ratio of the Guarantor will not at any date exceed 3.75 to 1.00.


                                ARTICLE
                               DEFAULTS

      6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

           either of the Borrowers shall fail to pay when due any principal of any Loan, any Bankers' Acceptance Obligation or any Letter of Credit Liabilities or shall fail to pay, within five Business Days of the due date thereof, any interest, fees or any other amount payable hereunder;

           either of the Borrowers shall fail to observe or perform any covenant contained in subsections 5.1(g) to (j), inclusive;

           the Guarantor shall fail to observe or perform any covenant contained in subsections 5.2(e) to (i);

           either of the Borrowers shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Agent at the request of any Bank;

           the Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (c) above) for 30 days after notice thereof has been given to the Guarantor by the Agent at the request of any Bank;

          any representation, warranty, certification or statement made by any Borrower or the Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

           either of the Borrowers or any Subsidiary thereof shall fail to make any payment in respect of Material Financial Obligations (other than under this Agreement) when due or within any applicable grace period applicable to such Material Financial Obligations;

           any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto and the maturity of Material Financial Obligations shall be accelerated as a result thereof;

                if either of the Borrowers or any Subsidiary of the Borrower which shall be a Material Subsidiary of the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either of the Borrowers or any such Material Subsidiary of the Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or either of the Borrowers or any such Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection 6.1(i);

           the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           an involuntary case or other proceeding shall be commenced against the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor under the federal bankruptcy laws as now or hereafter in effect;

           judgments or orders for the payment of money in excess of US$10,000,000 in the aggregate shall be rendered against either of the Borrowers or any Subsidiary thereof and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

           either of the Borrowers shall cease to be a direct or indirect wholly-owned Subsidiary of the Guarantor;

           judgments or orders for the payment of money in excess of US$100,000,000 in the aggregate shall be rendered against the Guarantor or any Subsidiary thereof (other than the Borrowers or any Subsidiary of the Borrowers) and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

           any of the obligations of the Guarantor under Article 9 of this Agreement shall for any reason not be enforceable against the Guarantor in accordance with their terms, or the Guarantor shall so assert in writing;

           the Guarantor or any Subsidiary thereof (other than the Borrowers or any Subsidiary of the Borrowers) shall fail to make any payment in respect of Guarantor's Material Financial Obligations when due or within any grace period applicable to such Guarantor's Material Financial Obligations or the Guarantor or any US Borrower shall fail to make any payment under either of the Guarantor's Credit Agreements when due or within any applicable grace period provided therein; or

           any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto and the maturity of the obligations of the Guarantor or any US Borrower under the Guarantor's Credit Agreements or of Guarantor's Material Financial Obligations shall be accelerated as a result thereof;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate or (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities in circumstances where the

Commitments have terminated by notice to the Borrowers declare the Advances and Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Advances and Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the fullest extent permitted by applicable law; provided that in the case of any of the Events of Default specified in clause (i), (j) or (k) above, without any notice to either of the Borrowers or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Advances (together with accrued interest thereon) and the Letter of Credit Liabilities shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the fullest extent permitted by applicable law.

     6.2 Notice of Default. The Agent shall give notice to a Borrower or the Guarantor under subsections 6.1(d) and (e) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      6.3 Cash Cover. The Borrowers agree, in addition to the provisions of Section 6.1 hereof, that upon the occurrence and during the continuance of any Event of Default they shall, if requested by the Agent upon the instruction of the Banks having more than 50% in the aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding more than 50% of the Bankers' Acceptance Obligations or Letter of Credit Liabilities, as the case may be) pay to the Agent and shall execute in respect thereof any security documents reasonably required by the Agent an amount in immediately available funds (which funds shall be held as collateral in an interest bearing cash collateral account pursuant to arrangements satisfactory to the Agent), to be applied to such obligations or liabilities on the maturity thereof, equal to the aggregate Face Amount of all Bankers' Acceptances then outstanding and/or the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in subsections 6.1(i), (j) or (k) with respect to either Borrower or the Guarantor, the Borrowers shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.


                                ARTICLE
                               THE AGENT

       7.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      7.2 Agent and Affiliates. Royal Bank of Canada shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Royal Bank of Canada and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers, the Guarantor or any Subsidiary or affiliate of the Borrowers or the Guarantor as if it were not the Agent hereunder.

      7.3 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

      7.4 Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for either of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      7.5 Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or, when expressly required hereby, all the Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any extension of credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     7.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment, or if the Commitments have terminated, in accordance with its Commitment immediately preceding such termination, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers or the Guarantor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees thereunder.

      7.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      7.8 Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrowers. Upon any such resignation, the Borrowers, with the consent of the Required Banks (such consent not to be unreasonably withheld or delayed), shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      7.9 Agent's Fees. The Borrowers shall pay the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrowers and the Agent.

     7.10 Other Agents. Nothing in the Agreement shall impose upon any Co-Agent in such capacity any duties or obligations whatsoever.


                                ARTICLE
                        CHANGE IN CIRCUMSTANCES

     8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing, Banks having more than 50% of the aggregate amount of the Euro-Dollar Loans requested by the Borrowers advise the Agent that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the applicable Borrower or Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make such Euro-Dollar Loans or to continue or convert outstanding Loans as or into such Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a USBR Loan on the last day of the then current Interest Period applicable thereto. Unless the Applicable Borrower or Borrowers notifies the Agent at least three Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date such Borrowing shall instead be made as a USBR Borrowing.

      8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, court, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, court, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund any of its Advances (in this section a "Prohibited Advance") or maintain or issue Letters of Credit (in this section a "Prohibited Letter of Credit") and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and such Borrower, whereupon until such Bank notifies such Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Prohibited Advances or to continue to issue Prohibited Letters of Credit, or to continue or convert outstanding Prohibited Advances, to or of the Borrowers shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank (if requested by and consented to by the Borrowers) shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Bank in the good faith exercise of its discretion. If such notice is given:

                          in respect of any Euro-Dollar Loan which is a
               Prohibited Advance such Euro-Dollar Loan shall be converted to a USBR Loan (unless USBR Loans are also Prohibited Advances, in which case such Euro-Dollar Loan shall be prepaid) either (x) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Euro-Dollar Loan to such day or (y) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Euro-Dollar Loan to such day;

                         in respect of any USBR Loan or Prime Rate Loan
               which is a Prohibited Advance, such Loan shall be prepaid immediately;

                          with respect to any Bankers' Acceptance which
               is a Prohibited Advance or any Letter of Credit which is a Prohibited Letter of Credit, the applicable Borrower shall forthwith pay to the Agent an amount in immediately available funds equal to the Face Amount of the applicable Bankers' Acceptance or the Letter of Credit Liabilities of the applicable Letter of Credit (to be held as collateral in an interest bearing account pursuant to arrangements satisfactory to the Agent) to be applied against the liability of the Borrower in respect of such Bankers' Acceptance or Letter of Credit as provided herein and in connection therewith, the Borrower shall further execute and deliver such security documents as the Agent may reasonably require.

      8.3 Increased Costs. In the event of the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, court, central bank or comparable agency charged with the interpretation or administration thereof (each such event being hereinafter referred to as a "change in law") which now or hereafter:

           subjects a Bank to any tax or changes the basis of taxation, or increases any existing tax (in each case, except for the coming into force of any tax or change in the basis of taxation in respect of or the change in the rate of tax charged on income or capital of any Bank as a whole), on payments of principal, interest or other amounts payable by a Borrower to such Bank hereunder on or by reference to the amount of any Advances made or to be made by or Letter of Credit
Liabilities of any Bank hereunder or on or by reference to the Commitment of any Bank, or imposes, modifies or deems applicable any reserve, special deposit or similar requirements or otherwise imposes any cost on any Bank in funding or maintaining all or any of the Advances, Letter of Credit Liabilities or its Commitment, or

           will have the effect of increasing the amount of overall capital required to be maintained by a Bank, taking into account the existence of such Bank's participation in any Advance, Letter of Credit Liabilities or any of its obligations hereunder (including, without limitation, all or any part of its Commitment), and the result of any of the foregoing is to increase the cost to a Bank, reduce the income receivable by it or reduce the effective return on the capital of such Bank in respect of any Advances, Letter of Credit Liabilities and/or its Commitment to an extent which such Bank believes to be material (after consultation with the relevant Borrower), as soon as reasonably practicable after the Bank shall become aware of an event entitling it to Additional Compensation, the Bank shall give notice thereof to the Agent and the Agent shall give notice thereof to the Borrowers (herein called a "Notice of Amount") stating the event by reason of which it believes it is entitled to Additional Compensation, such cost and/or such reduction in such return (or such proportion of such reduction as is, in the reasonable and bona fide opinion of such Bank, attributable to its obligations hereunder) the amount of such Additional

Compensation (as hereinafter defined) incurred by such Bank and supplying reasonable supporting evidence (including, in the event of change in law, a photocopy of the applicable law evidencing such change together with a certificate of a duly authorized officer of the Bank setting forth the Additional Compensation and the basis of calculation of such Additional Compensation and where the change in law had retroactive application, a statement to such effect), provided that the Bank shall not be required to disclose any information required to be kept confidential by applicable law, and provided further that such Bank will (if requested and consented to by the Borrowers) designate another Applicable Lending Office if such designation will avoid the need for Additional Compensation and will not be otherwise disadvantageous to such Bank in good faith exercise of its discretion. In the event the Bank subsequently recovers all or part of the Additional Compensation paid by the Borrower, it shall repay an equal amount to the Borrower. The Borrower shall pay to the Bank, within 10 Business Days of the date of receipt of any Notice of Amount, that amount (in this Section 8.3 referred to as "Additional Compensation"). Notwithstanding the foregoing, the Borrower shall not be obligated to pay Additional Compensation arising or accruing during any time or period commencing more than 45 days prior to the date on which the Bank notifies the Agent that it proposes to demand Additional Compensation except for Additional Compensation arising or accruing as a result of the retroactive application of a change in law in which event the Borrower will be obligated to pay additional compensation for the whole period in respect of which such change of law shall be applicable.

     8.4  Taxes.

           For the purposes of this Section 8.4, the following terms have the following meanings:

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect  to  any  payment by any Borrower  pursuant  to  this
          Agreement, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income or capital as a whole imposed on it by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located (all such excluded taxes of the Agent or any Bank being herein referred to as its "Domestic Taxes").

          Any and all payments by any Borrower to or for the account of any Bank or the Agent hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 10.1 the original or a certified copy of a receipt evidencing payment thereof.

          Each Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

           If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will take such action (including, at the request of and with the consent of the Borrowers, changing the jurisdiction of its Applicable Lending Office) as in the good faith judgment of such Bank (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

      8.5 No Market for Bankers' Acceptance. If the Agent determines in good faith and notifies the Borrowers in writing that by reason of circumstances affecting the Canadian money market (after having discussed said circumstances with the Borrowers) there is no market for Bankers' Acceptances, then the right of the Borrowers to request the Bankers' Acceptance Advances shall be suspended until the Agent, acting reasonably, determines that circumstances causing such suspension no longer exist and the Agent so notifies the Borrowers and any Notice of Borrowing with respect to a Bankers' Acceptance Advance which is outstanding shall be cancelled and the Advance requested therein shall, at the option of the Borrower, either not be made or be made as a Prime Rate Loan.

      8.6   USBR Loans Substituted for Affected Euro-Dollar Loans.   If
(i) the obligation of any Bank to make or to continue or convert outstanding Loans as or into Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such

Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

           all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans, as the case may be, shall instead be USBR Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and after each of its Euro-Dollar Loans to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its USBR Loans instead.

If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such USBR Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

      8.7 Substitution of Bank. If the obligation of any Bank to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.2 or any Bank has demanded compensation under Section 8.3 or 8.4, the Borrower shall have the right, with the assistance of the Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower, the Agent, the Issuing Banks and the Swingline Bank (whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto, the outstanding Loans of such Bank and assume the Commitment, Bankers' Acceptance Obligations and Letter of Credit Liabilities of such Bank, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans, Bankers' Acceptance Obligations and funded Letter of Credit Liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.11 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.


                                ARTICLE
                               GUARANTEE

       9.1 The Guarantee. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and all Bankers' Acceptance Obligations and Letter of Credit Liabilities incurred at the request of any Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Borrower under this Agreement. Upon failure by any Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      9.2 Guarantee Unconditional. The obligations of the Guarantor hereunder shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under this Agreement, by operation of law or otherwise;

           any modification or amendment of or supplement to this Agreement, including, without limitation, any increase or decrease in the amounts payable hereunder or thereunder;

           any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement;

           any change in the existence, structure, name, powers, business, control or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any obligation of any Borrower contained in this Agreement;

          the existence of any claim, set-off or other rights which the Guarantor may have at any time against any Borrower, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          any invalidity or unenforceability relating to or against any Borrower for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan, Bankers' Acceptance Obligation, Letter of Credit Liability or any other amount payable by it under this Agreement; or

           any other act or omission to act or delay of any kind by any Borrower, any Agent or Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defence to the Guarantor's obligations hereunder.

     9.3 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments and any Bankers' Acceptances have matured and any Letters of Credit shall have terminated and the principal of and interest on the Loans, Bankers' Acceptance Obligations, Letter of Credit Liabilities and all other amounts payable by the Guarantor and each Borrower under this Agreement

(including without limitation, under Section 10.4) shall have been paid in full. If at any time any payment of principal of or interest on any Loan, Bankers' Acceptance Obligation, Letter of Credit Liability or any other amount payable by any Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     9.4 Waiver by the Guarantor. The Guarantor irrevocably waives to the fullest extent permitted by applicable law acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

     9.5 Subrogation. The Guarantor irrevocably waives to the fullest extent permitted by applicable law any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to the Agent or any of the Banks in respect of any Borrower to be subrogated to the rights of the payee against either of the Borrowers with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of such Borrower in respect thereof, in any bankruptcy, insolvency or similar proceeding involving such Borrower as debtor until all indebtedness hereunder owing to the Banks is paid in full.

      9.6 Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

      9.7 Foreign Currency Obligations. The Guarantor shall make payment relative to each amount owed under this Agreement in the currency (the "Original Currency") in which the Borrower is required to pay such amount. If the Guarantor makes payment relative to any amount owed under this Agreement in a currency (the "Other Currency") other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of the Guarantor hereunder in respect of such Obligation only to the extent of the Equivalent Amount in the Original Currency. If the Equivalent Amount of the Original Currency paid by the Guarantor is less than the amount of the Original Currency due to it in respect to the relevant amount, the Guarantor shall indemnify and save the Banks harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Banks and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.


                                ARTICLE
                             MISCELLANEOUS

      10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth in Schedule II or, in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent, the Borrowers and the Guarantor. Each such notice, request or other communication shall be effective if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or if delivered, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

      10.2 Reliance on Verbal Instructions. The Agent and any Bank shall be entitled to act upon the verbal instructions of any Person whom the Agent or the Bank, has been advised in writing by the Borrower is a Person authorized by the Borrower to act on the Borrower's behalf, provided that neither the Agent nor any Bank shall be entitled to act upon the verbal instructions of any Person, where this Agreement expressly requires that written advice, instruction or notice be given. Neither the Agent nor the Bank shall be responsible for any error or omission in those instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Agent, the Bank or their respective employees. Any instructions so given shall be confirmed in writing by the Borrower to the Agent or the Bank, as applicable, on the same day. The Borrower shall indemnify the Agent and each Bank for any loss or expense suffered or incurred by the Agent or the Bank as a consequence of the Agent or the Bank acting upon instructions given or agreements made over the telephone or by electronic transmission of any type with Persons reasonably believed by the Agent or the Bank to have been acting on the Borrower's behalf.

      10.3 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10.4 Expenses; Indemnification.

           The Borrowers shall each pay one-half of all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other document to be delivered hereunder, the syndication of the Commitments, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

           The Borrowers agree to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, penalties, costs and out-of-pocket expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any litigation or governmental or regulatory investigation or other similar proceeding (whether or not such Indemnitee shall be designated a party thereto), relating to or arising out of this Agreement or any actual or proposed use of proceeds of Advances or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct or for its breach of its express obligations under this Agreement, in each case as determined by a court of competent jurisdiction; provided, further, that in no event shall the Borrowers have any such indemnification obligation in respect of any liabilities, losses, damages, costs or expenses resulting from disputes between any Bank and any Agent or among the Banks.

           The obligations of each party hereto in this Section 10.4 shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

      10.5 Set-off, Etc. Upon the occurrence of an Event of Default, the Agent, each Bank and each of their respective branches and offices are hereby authorized by the Borrowers from time to time, without notice to: set-off and apply any and all amounts owing by the Agent or any Bank or any of its branches or offices to the Borrowers (whether payable in C$ or US$ and amounts in C$ and US$ shall be converted to the Equivalent Amount in US$ and Equivalent Amount in C$ thereof, as required) against and on account of all amounts owed hereunder; hold any amounts owing by the Agent or any Bank as collateral to secure the payment of amounts owed hereunder to the extent that those amounts may be required to satisfy any contingent or unmatured Obligations hereunder; and return as unpaid for insufficient funds any and all cheques and other items drawn against any deposits so held as the Agent or any Bank in its sole discretion may elect. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, Bankers' Acceptance or Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

      10.6 Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount then due with respect to the Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans, Bankers' Acceptance Obligations and Letter of Credit
Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under this Agreement.

     10.7 Foreign Currency Judgments.

          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction of the relevant Bank (or agent acting on its behalf) or the Agent, as the case may be, could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which final judgment is given.

           The obligations of the Borrowers or the Guarantor in respect of any sum due hereunder shall notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with this Agreement (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by any Bank (or agent acting on its behalf) (the "Applicable Creditor") of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower or the Guarantor, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section 10.7(b) shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

      10.8 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent, any Swingline Bank or any Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) increase or reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Bankers' Acceptance or Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Bankers' Acceptance or Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment, (iv) make any changes to Article 9 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, Bankers' Acceptance Obligations and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement;

     10.9 Successors and Assigns.

           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower or the Guarantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

           Any Bank may at any time, with the consent of the Agent (which shall not be unreasonably withheld), provided that no such consent shall be required after Default, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Advances and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Banks, the Swingline Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii),
(iii) or (iv) of Section 10.8 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article 8 with respect to its participating interest, subject to subsection 10.8(d) below. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

           Any Bank may at any time, assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than US$10,000,000) of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank; provided that any such assignment (other than on an assignment made after a Default or to an affiliate of the transferor Bank or to an assignee which was a Bank immediately prior to such assignment) shall be made with the consent of the Borrower (which shall not be unreasonably withheld), provided that, in the case of such proportionate assignment, after giving effect thereto the transferor Bank shall have a Commitment and Borrowings aggregating a minimum of US$10,000,000. Upon execution and delivery of such instrument of assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall (if not already a Bank) be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption (in addition to any Commitment heretofore held it), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. All assignments shall be subject to a transaction fee established by, and payable by the transferor Bank to, the Agent for its own account of US$2,000.

           No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.3 or 8.4 than such Bank would have been entitled to receive (on the basis that such Bank was not a non-resident for the purposes of the Income Tax Act (Canada)) with respect to the rights transferred, unless the applicable assignment participation or other transfer is made (i) during the continuation of an Event of Default, (ii) by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or
(iii) at a time when the circumstances giving rise to such greater payment did not exist.

   10.10 Confidentiality. The Agent and each Bank agrees to keep any information delivered or made available by the Borrowers or the Guarantor pursuant to this Agreement confidential from anyone other than persons employed or retained by the Agent or such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information to any other Bank or to the Agent, or to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, upon the order of any court or administrative agency, upon the request or demand of any regulatory agency or authority, which had been publicly disclosed other than as a result of a disclosure by the Agent or such Bank prohibited by this Agreement, in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, to the extent necessary in connection with the exercise of any remedy hereunder, to such Bank's or Agent's legal counsel and independent auditors and subject to provisions substantially similar to those contained in this Section 10.10, to any actual or proposed Participant or Assignee.

   10.11 Further Assurances. Each of the Borrowers and the Guarantor agrees that at any time and from time to time upon the written request of the Agent, (or upon the request and at the expense of a Bank assigning its interest pursuant to subsection 10.9(c) with respect to such an assignment) execute and deliver and do such further acts and things as are reasonably requested in order to effect the purpose of this Agreement and carry out its provisions.

   10.12 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the province of Ontario and the federal laws of Canada applicable therein. Each of the Borrowers and the Guarantor hereby submits to the nonexclusive jurisdiction of the courts of Ontario and Saskatchewan for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
   10.13 Counterparts; Integration. This Agreement (including the Schedules hereto) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof excluding any separate agreements as to fees referred to in Section 7.9.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   INTERNATIONAL MINERALS &
                                   CHEMICAL (CANADA) GLOBAL
                                   LIMITED
                                     by_______________________________
                                     Name:
                                     Title:

                                   IMC KALIUM CANADA LTD.


                                     by_______________________________
                                     Name:
                                     Title:


                                   IMC GLOBAL INC.


                                     by
                                     _______________________________
                                     Name:
                                     Title:

                                   ROYAL BANK OF CANADA,
                                   as Agent


                                   by   _______________________________
                                     Name:
                                     Title:
Commitments

US$46,750,000                      ROYAL BANK OF CANADA,
                                   as Bank


                                   by   _______________________________
                                     Name:
                                     Title:


US$21,750,000                      BANK OF MONTREAL,
                                   as Bank and Co-Agent


                                   by   _______________________________
                                     Name:
                                     Title:


US$9,750,000                       FIRST CHICAGO NBD BANK, CANADA


                                     by_______________________________
                                     Name:
                                     Title:


US$21,750,000                      J.P. MORGAN CANADA,
                                   as Bank and Co-Agent
                                     by_______________________________
                                     Name:
                                     Title:


__________________


Total Commitments
$100,000,000

                                   PRICING SCHEDULE


The interest rate bases, LIBOR Margin, Stamping Fee and Facility Fee (each expressed in basis points per annum) for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status of the Guarantor that exists on such day, provided that Level II Status shall be deemed to exist on any day prior to the Conversion Date.

Status                 Level   Level II Level     Level   Level
                       I                III       IV      V
Libor Margin &
Stamping Fee           15.5    19.0 bp  21.5 bp   27.5    42.5
                       bp                         bp      bp
Facility Fee Rate        7.0     8.5 bp 11.0 bp   15.0    25.0
                       bp                         bp      bp
Margin over Prime
Rate/                    0.0     0.0 bp   0.0 bp    0.0     0.0
US Base Rate           bp                         bp      bp

For the purposes of this Schedule, the following terms have the following meanings:

"Level I Status" exists at any date if, at such date, the Guarantor's long-term debt is rated A - or higher by S&P or A3 or higher by Moody's.

"Level II Status" exists at any date if, at such date, (i) the Guarantor's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Status does not exist.

"Level III Status" exists at any date if, at such date, (i) the Guarantor's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

"Level IV Status" exists at any date if, at such date, (i) the Guarantor's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status does not exist.

"Level V Status" exists at any date if, at such date, no other Status exists.

"Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date on which interest or fees are to be determined.

The credit ratings to be utilized for the purposes of this Schedule are those assigned to the senior, unsecured long-term debt securities of the Guarantor without third party credit enhancement and any rating assigned to any other debt security of the Guarantor shall be disregarded.

The rating in effect at any date is that in effect at the close of business on such date.

If the Guarantor has split ratings and the ratings differential is more
than   one  increment,  the  median  rating  (or  the  higher  of   the
intermediate ratings if there is no median rating) will apply.

                                                             SCHEDULE I

         EXISTING                           CREDIT AGREEMENTS


Credit Agreement dated as of February 28, 1996, by and among the Guarantor, IMC Global Operations Inc., a Delaware corporation, IMC Canada, IMC Kalium, Central Canada Potash, Inc., a Delaware corporation, the banks and financial institutions listed on the signature pages thereof, Citibank, N.A., as U.S. administrative agent and documentation agent, Citibank Canada, as Canadian administrative agent, Nationsbanc Capital Markets, Inc., as syndication agent and Citicorp Securities, Inc. and Nationsbanc Capital Markets, Inc., as Arrangers, as amended by an Amendment No. 1 dated as of September 30, 1996 (as amended, restated, supplemented or otherwise modified as of the date hereof).

                                                            SCHEDULE II

                          ADDRESS FOR NOTICES


Borrowers

International Minerals & Chemical (Canada) Global Limited
c/o IMC Global Inc.
2100 Sanders Road
Northbrook, IL 60062

Attention:  Marschall I. Smith
            Vice President and Assistant Secretary

Phone:  847-205-4882
Fax:    847-205-4894


IMC Kalium Canada Ltd.
c/o IMC Global Inc.
2100 Sanders Road
Northbrook, IL 60062

Attention:  Marschall I. Smith
            Vice President and Assistant Secretary

Phone:  847-205-4882
Fax:    847-205-4894

Guarantor

IMC Global Inc.
2100 Sanders Road
Northbrook, IL 60062

Attention:  Marschall I. Smith
            Vice President and Assistant Secretary

Phone:  847-205-4882
Fax:    847-205-4894
Banks and Agents

Royal Bank of Canada, as Agent
Global Syndications - Canada
13th Floor, South Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention:  Charles W. Chambers
            Senior Manager, Distribution & Agency

Phone:  (416) 974-4004
Fax:    (416) 974-2407

Royal Bank of Canada, as Bank
P.O. Box 4422
2010 - 11th Avenue, 8th Floor
Regina, Saskatchewan
S4P 3W7

Attention:  Glenn Graves, Senior Account Manager

Phone:  306-780-2525
Fax:    306-780-2523

Bank of Montreal, as Bank and Co-Agent
100 King Street West
1 First Canadian Place
Toronto, Ontario
M5X 1A1

Attention:  Client Services

Phone:  416-867-6461
Fax:    416-360-6850
First Chicago NBD Bank, Canada
BCE Place, P.O. Box 613
161 Bay Street, Suite 4240
Toronto, Ontario
M5J 2S1

Attention:  Michael K. Hawie and Lehong Zhang

Phone:  416-865-0466 (main number)
Fax:    416-363-7574

J.P. Morgan Canada, as Bank and Co-Agent
Suite 1800, South Tower
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
M5J 2J2

Attention:  Paul Nash, Associate

Phone:  416-981-9194
Fax:    416-981-9278

                                                              EXHIBIT A

                      FORM OF NOTICE OF BORROWING

                                                       Date ___________

Royal Bank of Canada,
  as Agent under the Credit Agreement referred to below

Ladies and Gentlemen:

         The undersigned refers to the Five-Year Credit Agreement dated as of December 22, 1997 (as the same may be amended, restated or replaced from time to time, the "Credit Agreement"), among International Minerals & Chemical (Canada) Global Limited, IMC Kalium Canada Ltd., IMC Global Inc., the Banks listed on the signature pages thereof, and Royal Bank of Canada, as Agent. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The undersigned hereby notifies you, pursuant to
Section 2.2 of the Credit Agreement, of its election to make the following Borrowing:

                                   Name of Borrower:

                                         Amount      and      Currency:
_________________________________
[Face Amount of Bankers'
Acceptances for Bankers'
Acceptances Borrowing]

                                             Type     of     Borrowing:
_________________________________
[Syndicated or Swingline]

                                             Date     of     Borrowing:
_________________________________

                                           US   Base   Rate   Loan   or
_________________________________
                                   Euro-Dollar Loan:
[for Syndicated Borrowing
                                     in US$ only]

                                        Prime Rate Loan or Bankers'
                                            Acceptance          Advance
_________________________________
                                   [for Syndicated Borrowing
                                     in C$ only]

                                        Interest Period for
                                          Euro-Dollar        Borrowing:
_________________________________

                                        BA  Term for Bankers'
                                           Acceptance        Borrowing:
_________________________________

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing, immediately after giving effect thereto and to the application of the proceeds therefrom:

      (a) immediately after such Borrowing, (i) the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Bankers' Acceptance Obligations and Letters of Credit Liabilities will not exceed the aggregate amount of the Commitments,
(ii) the aggregate outstanding principal amount of Swingline Loans will not exceed US$10,000,000 and (iii) the aggregate amount of Letter of Credit Liabilities will not exceed US$25,000,000;

     (b)  no Default shall have occurred and be continuing; and

       (c) the representations and warranties (other than the representation and warranty set forth in Section 4.1(d)(ii) in the case of a Borrowing which does not result in an increase in the sum of the aggregate outstanding principal amount of the Loans and the aggregate Bankers' Acceptance Obligations and Letter of Credit Liabilities) of the Borrowers contained in the Credit Agreement shall be true on and as of the date of such Borrowing.


                              By   ___________________________
                                Name:
                                Title:

                                                              EXHIBIT B

               FORM OF NOTICE OF CONVERSION AND ROLLOVER

                                                            Date

Royal Bank of Canada,
     as Agent under the Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned (the "Borrower") refers to the Credit Agreement dated as of December 22, 1997 (as the same may be amended, restated or replaced from time to time, the "Credit Agreement"), among International Minerals & Chemical (Canada) Global Limited, IMC Kalium Canada Ltd., IMC Global Inc., the Banks listed on the signature pages thereof, and Royal Bank of Canada, as Agent. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The Borrower hereby notifies you, pursuant to
Section 2.9(a) of the Credit Agreement, of the following:

1.   Group of Advances (or portion
     thereof) to which notice applies

2.   Date of conversion, rollover or
     continuation

3.   New type of Advance [if
     Advances are to be converted]

4.   Duration of next succeeding
     Interest Period [if Loans are
     converted to Euro-Dollar Loans]

5.   Additional Interest Period [if
     Loans are continued as Euro-Dollar
     Loans]

6.   Duration of BA Term [if Prime Rate
     Loans are to be converted to Bankers'
     Acceptances or if Refunding Bankers'
     Acceptances are to be issued]

                              [NAME OF BORROWER]



                              By   ___________________________
                                Name:
                                Title:
                                                              EXHIBIT C

                          FORM OF ACCEPTANCE
                                 NOTE


C$ __________  Toronto, Ontario



            FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER] (the "Borrower"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of ROYAL BANK OF CANADA, located [at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 1J5], in lawful money of Canada and in immediately available funds, the principal amount of C$________. The undiscounted principal amount hereof shall be repaid on _______________________.(1) The Borrower further agrees that interest shall be paid hereon, in advance, by the Lender discounting the face amount of this Acceptance Note in the manner referred to in Section
2.15 of the Credit Agreement described below (capitalized terms used herein without definition being defined as set forth therein).

           This Acceptance Note (a) is one of the Acceptance Notes referred to in the Five-Year Credit Agreement dated as of December 22, 1997, among International Minerals & Chemical (Canada) Global Limited, IMC Kalium Canada Ltd., IMC Global Inc., the Banks listed on the signature pages thereof, and Royal Bank of Canada, as Agent (as amended, restated or replaced from time to time, the "Credit Agreement") and (b) is subject to the provisions of the Credit Agreement.

           Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                                   [NAME OF BORROWER]



                                   By ___________________________
                                      Name:
                                      Title:

(1) Insert maturity date for Bankers' Acceptances created simultaneously herewith.

                                                              EXHIBIT D

                  ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED ("IMC Canada"), IMC KALIUM CANADA LTD. ("IMC Kalium" and collectively with IMC Canada the "Borrowers"), and ROYAL BANK OF CANADA, as Agent (the "Agent") [Note: Borrowers need not be parties after Default].

                          W I T N E S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five-Year Credit Agreement dated as of December 22, 1997, among the Borrowers, International Global Inc., the Assignor and the other Banks listed on the signature pages thereof and Royal Bank of Canada, as Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers, issue Bankers' Acceptances and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed US$__________;

     WHEREAS, Loans made to the Borrowers by the Assignor as Syndicated Advances under the Credit Agreement in the aggregate principal amount of US$__________ and C$__________ are outstanding at the date hereof;

     WHEREAS, Bankers' Acceptances accepted by the Assignor with an aggregate Face Amount of C$__________ are outstanding at the date hereof;

     [WHEREAS, Swingline Loans made by the Assignor in the aggregate principal amount of US$ ______ and C$ _______ are outstanding at the date hereof;]

     [WHEREAS, the Assignor has an undivided participating interest  in
Unrefunded   Swingline  Loans  in  the  amount  of   US$_________   and
C$________;]

     [WHEREAS,  Letters of Credit issued by the Assignor with  a  total
amount   available   for  drawing  thereunder  of  US$___________   and
C$__________ are outstanding at the date hereof;] and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to US$__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Advances [, participating interests] and Letter of Credit Liabilities, details of which are set forth in Schedule A annexed hereto and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights and interests of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by and Bankers' Acceptance Obligations and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrowers,] and the Agent, and upon the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in immediately available funds the amount heretofore agreed between them. (2) It is understood that facility, Stamping and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     Section 4. Consent to Assignment. This Agreement is conditioned upon the consent of [the Borrowers and] the Agent pursuant to Section 10.9(c) of the Credit Agreement. The execution of this Agreement by [the Borrowers], and the Agent is evidence of this consent. [Note:
Consent of  Borrowers not required after Default.]

     Section 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower or the Guarantor, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers and the Guarantor.

     Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein.

     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                               [ASSIGNOR]


                               By  _______________________
                               Name:
                               Title:


                               [ASSIGNEE]


                               By  _______________________
                               Name:
                               Title:


                                                          INTERNATIONAL
                              MINERALS   &  CHEMICAL  (CANADA)   GLOBAL
                              LIMITED


                      By  ______________________________
                              Name:
                              Title:

                                                   IMC   KALIUM  CANADA
                              LTD.


                      By  ______________________________
                              Name:
                              Title:

                    ROYAL BANK OF CANADA,
                                       as Agent


                      By  ______________________________
                              Name:
                              Title:




                      By  ______________________________
                              Name:
                              Title:




(2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                                                            EXHIBIT E-1

                    [Letterhead of Fraser & Beatty]



                                   December 22, 1997


     TO:       Each  of  the  Banks  parties to  the  "Canadian  Credit
          Agreement"
          (as defined below)

AND TO:   Royal Bank of Canada as Agent therein


Ladies and Gentlemen:

                      IMC Kalium Canada Ltd. and
       International Minerals & Chemical (Canada) Global Limited

          We have acted as special Ontario counsel to IMC Kalium Canada Ltd. and to International Minerals & Chemical (Canada) Global Limited (collectively, the "Companies") in connection with that certain Five-Year Canadian Credit Agreement, dated as of December 22, 1997 (the "Canadian Credit Agreement") among the Companies, as borrowers, IMC Global Inc. (the "Guarantor"), the financial institutions parties thereto (the "Banks") and Royal Bank of Canada, as Agent, and the financing transaction contemplated thereby.

           We have also acted as special Ontario counsel to the Guarantor in connection with the Canadian Credit Agreement.

           This opinion is furnished to you at the request of the Companies and the Guarantor pursuant to Section 3.1(b) of the Canadian Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the same meaning herein as in the Canadian Credit Agreement.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Canadian Credit Agreement.

           In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of (i) Certificates of Compliance dated December 19, 1997 issued by Industry Canada for each of the Companies, (ii) the officers' certificates dated the date hereof attached as Exhibit A hereto, (iii) the articles of incorporation and borrowing by-laws of each of the Companies, and (iv) such other corporate records of IMC Kalium Canada Ltd. (other than the minute books for one of its corporate predecessors, Vigoro, Inc.) and other documents and records, and we have made such inquiries of officers and representatives of the Companies, in each case, as we have deemed relevant or necessary as the basis for such opinions. We have not been able to review the minute books of International Minerals & Chemicals (Canada) Global Limited. We have relied upon, and assumed the accuracy of, such certificates as to factual matters, the representations and warranties as to factual matters made by each of the Companies and the Guarantor in the Canadian Credit Agreement, and other statements, documents and records supplied to us by the Companies, in each case with respect to the factual matters set forth therein, and we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies.

           In rendering the opinions set forth herein, we have assumed that:

                          all   the  parties  to  the  Canadian  Credit
               Agreement (other than the Companies) are duly incorporated and organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power and authority to enter into the Canadian Credit Agreement and to perform their obligations thereunder;

                         the execution and delivery and performance  of
               the Canadian Credit Agreement has been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Companies; the Canadian Credit Agreement has been duly executed and delivered by all parties thereto other than the Companies and constitutes the valid and binding obligations of all parties thereto (other than the Companies and the Guarantor) enforceable against such other parties in accordance with its terms;

                         the  terms  and  provisions  of  the  Canadian
               Credit Agreement do not, and the execution, delivery and performance thereof by the Guarantor will not, violate or conflict with the charter or by-laws of the Guarantor, any contract or indenture to which it is a party or by which it is bound, or any law or regulation or order or decree of any court, administrative agency or other governmental authority applicable to it;

                         the execution, delivery and performance by the
               Guarantor of the Canadian Credit Agreement will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Guarantor and no authorization, approval or other action by and no notice to or filing with any Governmental Authority (other than constituted by the Province of Ontario or Federal Government of Canada) or any third party is required for the due execution, delivery and the performance by the Guarantor of the Canadian Credit Agreement.

           Based upon and subject to the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

               Each of the Companies is subsisting under the laws of Canada and has the requisite corporate power and authority to own and encumber its properties and assets and to conduct its business as currently conducted.

               Each of the Companies has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Canadian Credit Agreement. Such execution, delivery and performance:

               have been duly authorized by all necessary and proper corporate action of the Companies;

                do not violate any provision of the articles of incorporation or by-laws of the Companies or require any approval of any shareholders of the Companies except as has been obtained;

               will not violate any law or regulation of the Province of Ontario (including, without limitation, any usury laws) or federal laws of Canada applicable to the Companies, including, without limitation, Section 44 of the Canada Business Corporations Act;

               to our knowledge (i) will not violate any order of any court, and (ii) will not result in or require the creation or imposition of any lien or security interest upon or with respect to any of the properties or assets of the Companies; and

               to our knowledge will not violate, or require the termination of, or require the approval or consent of any Person (except as has been obtained) under, the terms of any indenture, mortgage, deed of trust, loan agreement, lease agreement or any other material agreement listed on the officer's certificate attached as Exhibit A hereto to which either of the Companies is a party or by which either of the Companies or any of their respective properties may be bound.

               The Canadian Credit Agreement has been duly executed and delivered by a duly authorized officer of each of the Companies delivering the same and constitutes the legal, valid and binding obligation of each of the Companies signing and delivering the same, enforceable in accordance with its terms.

               The Canadian Credit Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.

               No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Companies' or Guarantor's execution or delivery of the Canadian Credit Agreement or for the Companies' performance of any of the terms thereof.

                 Our opinions above are subject to the following qualifications:

               Our opinions relating to validity, binding effect and enforceability in Paragraphs 3 and 4 above are subject to limitations imposed by any applicable bankruptcy, winding-up, liquidation, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in Paragraphs 3 and 4 above are subject to
          (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the fact that equitable remedies are available in the discretion of courts of competent jurisdiction and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts.

               We express no opinion as to the enforceability of provisions in the Canadian Credit Agreement, which provide for a higher rate of interest to be payable after default which may be characterized by a court of competent jurisdiction as an unenforceable penalty and not as a genuine pre-estimate of damages.

               We express no opinion as to the enforceability of any provision of the Canadian Credit Agreement which requires the Companies or the Guarantor to pay, or to indemnify the Agent or Banks for, their costs and expenses in connection with judicial proceedings, since those provisions are subject to the discretion of courts of competent jurisdiction to determine by whom and to what extent those costs should be paid.

               A judgment of an Ontario court may only be awarded in Canadian currency.

               Determinations, calculations and demands by the Agent or the Banks in the exercise of discretion by them, pursuant to the Canadian Credit Agreement may not be enforceable and may be subject to challenge if made or performed arbitrarily, unreasonably, or fraudulently.

               We express no opinion as to the enforceability of any provision of the Canadian Credit Agreement:

                         which  purports  to waive all  defences  which
               might be available to, or waive all acts or omissions that could otherwise constitute a discharge of the liability of, the Companies or the Guarantor;

                         to  the  extent it purports to  exculpate  the
               Agent or Banks from liability in respect of acts or omissions which may be illegal, fraudulent or involve willful misconduct;

                         which states that amendments or waivers of  or
               with respect to the Canadian Credit Agreement that are not in writing will not be effective.

           The foregoing opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein and we express no opinion with respect to the laws of any other state or jurisdiction.

           Whenever in this opinion reference is made to our knowledge, such reference is to the actual knowledge of the members of our firm who have acted as special counsel to the Companies and the Guarantor in connection with the Canadian Credit Agreement (being Peter Murphy and Marc Mercier). With your consent, no further inquiries or investigations have been made to determine the existence or the absence of facts qualified by such phrase.

           The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Canadian Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Canadian Credit Agreement who may rely upon the opinions expressed herein as if this letter had been addressed to them. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 5. The opinions expressed above are based solely on facts, laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

                                   Yours very truly,

                                                            EXHIBIT E-2

                    [Letterhead of Sidley & Austin]


                                   December 22, 1997


     TO:  each  of  the  Banks  who are party to the "Five-Year  Credit
          Agreement"
          (as defined below)

AND TO:   Royal Bank of Canada, as Agent


Ladies and Gentlemen:

                            IMC Global Inc.

           We have acted as counsel to IMC Global Inc., a Delaware corporation (the "Company") in connection with that certain Five-Year Credit Agreement, dated as of December 22, 1997 (the "Five-Year Credit Agreement") among International Minerals & Chemical (Canada) Global Limited and IMC Kalium Canada Ltd., as borrowers (collectively, the "Borrowers"), IMC Global Inc., a Delaware corporation (the "Company"), as guarantor, the financial institutions parties thereto (the "Banks"), and Royal Bank of Canada, as Agent, and the transactions contemplated thereby.

           This opinion is furnished to you at the request of the Company pursuant to Section 3.1(b) of the Five-Year Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Five-Year Credit Agreement.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Five-Year Credit Agreement and the Merger Agreement.

           In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such
(i) certificates of public officials, (ii) certificates of officers and representatives of the Company, including, without limitation, the officer's certificate attached as Exhibit A hereto, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Company, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed, as to matters of fact stated therein, the accuracy of, such certificates, the representations and warranties as to factual matters made by the Company in the Five-Year Credit Agreement and made by the parties to the Merger Agreement therein, and other statements, documents and records supplied to us by the Company, in each case with respect to the factual matters set forth therein, and we have assumed the genuineness of all signatures (other than signatures of officers of the Company) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

           In rendering the opinions set forth herein, we have assumed that:

                          all  the  parties  to  the  Five-Year  Credit
               Agreement and the Merger Agreement (other than the Company) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power and authority to enter into such Five-Year Credit Agreement and the Merger Agreement, as the case may be;

                         the  execution and delivery of  the  Five-Year
               Credit Agreement has been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Company; the Five-Year Credit Agreement has been duly executed and delivered by all parties thereto other than the Company and constitutes the valid and binding obligations of all parties thereto, enforceable against such parties in accordance with its terms;

                         the  terms  and  provisions of  the  Five-Year
               Credit Agreement do not, and the execution, delivery and performance thereof by each of the parties thereto (other than the Company) will not, violate or conflict with the certificate of incorporation or by-laws of any such party, any contract or indenture to which it is a party or by which it is bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party other than the Company; and

                          the   terms  and  provisions  of  the  Merger
               Agreement do not, and the execution, delivery and performance thereof by each of the parties thereto will not, (i) violate or conflict with the certificate of incorporation or by-laws of any such party (other than the Company), or (ii) except as to the Company to the limited extent set forth in Paragraphs 2(d) and 2(e) below, violate or conflict with any contract or indenture to which it is a party or by which it is bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

           Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

           The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and encumber its properties and assets and to conduct its business as currently conducted and as currently proposed to be conducted.

           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Five-Year Credit Agreement. Such execution, delivery and performance:

               have been duly authorized by all necessary and proper corporate action of the Company,

               do not violate any provision of the certificate of incorporation or by-laws of the Company or require any approval of any shareholders of the Company,

               will not violate any law or regulation of the States of New York or Illinois (including, without limitation, any usury laws) or of the United States of America (including, without limitation, Regulations G, T, U or X) applicable to the Company, to our knowledge (i) will not violate any order of any court, and (ii) will not result in or require the creation or imposition of any lien or security interest upon or with respect to any of the properties or assets of the Company; and

               will not violate, or require the termination of, or require the approval or consent of any Person under, the terms of any indenture, mortgage, deed of trust, loan agreement, lease agreement or any other material agreement listed on the officer's certificate attached as Exhibit A hereto to which the Company is a party or by which the Company or any of its properties may be bound.

           The Five-Year Credit Agreement has been duly executed and delivered by a duly authorized officer of the Company delivering the same.

           No  approval,  consent or authorization  of,  or  filing  or registration with, any governmental department, agency or instrumentality is necessary for the Company's execution or delivery of the Five-Year Credit Agreement, or for the Company's performance of any of the terms thereof other than the approvals, consents and authorizations described on Exhibit B hereto and routine filings with the Securities and Exchange Commission of the United States of America.

           In a properly presented case, an Illinois court or a federal court applying Illinois choice of law rules should recognize and give effect to the choice of law provision of the Five-Year Credit Agreement and should hold that the Five-Year Credit Agreement is to be governed by the laws of the Province of Ontario rather than the laws of the State of Illinois, provided that:

               the choice of law was freely made by the parties thereto;

               the parties have not chosen the laws of the Province of Ontario for the purpose of evading the provisions of the system of law to which the transactions contemplated by the Five-Year Credit Agreement are most closely related. We are not aware of any facts which would lead us to believe that the laws of the Province of Ontario were chosen for any such purpose;

               the choice of law will only be effective in regard to substantive law, and the procedural laws of the jurisdiction in which the substantive rights are being enforced will generally apply; and

               enforcement of any provision of the Five-Year Credit Agreement in an Illinois court or a federal court applying Illinois choice of law rules will not be contrary to public policy (as that term is applied by such court) or a statute protecting the citizens of the State of Illinois. We are not aware of any such public policy or statue that would prevent the recognition of and giving effect to the choice of law.

          In rendering the opinion in this Paragraph 5, we note that by its terms the Five-Year Credit Agreement expressly selects the laws of the Province of Ontario as the laws governing its interpretation, that the Agent and certain Banks have a place of business in the Province of Ontario and that the Five-Year Credit Agreement was executed and delivered by the parties thereto in the Province of Ontario.

           Any final judgment for a definite sum given by any court in the Province of Ontario (the "foreign court") against the Company in respect of the Five-Year Credit Agreement would, in an action to enforce such judgment in an Illinois court or a federal court applying Illinois principles of law and equity, be recognized as conclusive and enforceable without reconsideration of the merits of the action, provided that:

              such judgment was for a sum certain in money;

               such judgment was final, conclusive and enforceable where rendered and does not conflict with another final and conclusive judgment on the same cause of action and no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Illinois court or a federal court applying Illinois principles of law and equity;

               such judgment was not obtained by fraud or in a manner contrary to natural justice;

               the foreign court rendering the judgment was impartial and provided procedures compatible with the due process and natural justice standards of an Illinois court or a federal court applying Illinois principles of law and equity;

                the foreign court that rendered the judgment had personal jurisdiction over the Company and jurisdiction over the subject matter and, if jurisdiction in the foreign court was based on personal service alone, the foreign court was not a seriously inconvenient forum for the trial of the action;

               the proceedings in the foreign court were not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court;

               such judgment is a subsisting judgment and has not been satisfied;

               after the date of judgment in the foreign court, proper application to and registration with an Illinois court to enforce such judgment is within five (5) years and is not otherwise barred by equitable principles including estoppel by laches; and

               the claim for relief on which the foreign judgment was based is not repugnant to the public policy of the State of Illinois, as that term is applied by an Illinois court or a federal court applying Illinois principles of law. We are not aware of any reason why a money judgment for amounts payable under the Five-Year Credit Agreement would be repugnant to the public policy of the State of Illinois, save and except that an Illinois court or a federal court applying Illinois principles of law might not recognize and enforce a foreign judgment requiring that the Company pay a higher rate of interest after default (than before) or pay interest on any accrued and unpaid interest expenses, or requiring the Company to pay fees, expenses, interest and other amounts which in aggregate would exceed maximum rate permissible under applicable state and federal usury laws.

            Our   opinions   above  are  subject   to   the   following
qualifications:

               We express no opinion as to the effect of the compliance
          or noncompliance of the Agent or any of the Banks with any provincial, state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of such party to conduct business in any jurisdiction.

           The foregoing opinions are limited to the laws of the United States and the States of New York and Illinois and the General
Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

           Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of Sara E. Bartlett, Thomas A. Cole, Larry A. Barden, Thomas M. Thesing, Thomas S. Finke and Robert J. Lewis of information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry of other lawyers, files maintained by the firm, or officers or employees of the Company. The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).

           The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Five-Year Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Five-Year Credit Agreement who may rely on the opinions expressed herein as if this letter were addressed to them. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 6. The opinions expressed above are based solely on facts, laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

                                   Very truly yours,

                                                            EXHIBIT E-3

                    [Letterhead of IMC Global Inc.]



                                   December 22, 1997


    TO:  each of the Banks parties to the "Credit Agreement"
          (as defined below)

AND TO:   Royal Bank of Canada, as Agent


Ladies and Gentlemen:

                            IMC Global Inc.

           This opinion is furnished to you pursuant to Section 3.01(b) of that certain Five-Year Credit Agreement, dated as of December 22, 1997 (the "Credit Agreement") among International Minerals & Chemical (Canada) Global Limited and IMC Kalium Canada Ltd., as borrowers (collectively, the "Borrowers"), IMC Global Inc., a Delaware corporation (the "Company"), as guarantor, the financial institutions parties thereto (the "Banks"), and Royal Bank of Canada, as Agent, and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

           I am the General Counsel of the Company and have acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and the Merger Agreement.

          In that connection, I have examined:

               counterparts of the Credit Agreement and the Merger Agreement, in each case executed by each of the parties thereto; and

               the certificates of incorporation and by-laws of the Company as amended through the date hereof.

          I have also examined the originals, or copies certified to my satisfaction, of all of the indentures, loan or credit agreements, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, in each case which are material to the Company (collectively, the "Relevant Contracts"), and all of the orders, writs, judgments, injunctions, decrees, determinations and awards of which I am aware, after diligent inquiry, that affect or purport to affect the obligations of the Company under the Credit Agreement, or the right of the Company to guaranty the obligations of the Borrowers party to the Credit Agreement or to consummate the transactions contemplated by the Credit Agreement.

           In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the
Company,  certificates  of public officials  and  of  officers  of  the
Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials.

           In my examination of the documents referred to above, I have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Company, (ii) the authenticity of all such documents submitted to me as originals and (iii) the conformity to originals of all such documents submitted to me as copies.

           I am qualified to practice law in the States of New York and Illinois. This opinion is limited to the laws of the States of New York and Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

           Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion as of the date hereof:

           The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware,
(b) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted, and (c) is duly qualified to do business and is in good standing in every state where it owns or leases real property, or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect.

           The execution, delivery and performance by the Company of each of the Merger Agreement and the Credit Agreement, and the consummation of the transactions contemplated by the Merger Agreement and the Credit Agreement, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not
(a) contravene the Company's charter or by-laws or (b) violate any law, rule, or regulation of the State of New York or Federal law of the United States, or any order, writ, judgment, injunction, decree, determination or award binding on or affecting or any of its properties or (c) conflict with or result in the breach of, or constitute a default under, any Relevant Contracts binding on or affecting the Company or any of its properties or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.

          No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for (a) the due execution, delivery and performance (i) by the Company of the Merger Agreement or for the consummation of the transactions contemplated thereby, or (ii) by the

Company of the Credit Agreement or for the consummation of the transactions contemplated thereby or (b) the exercise by the Agent or any Bank of its rights under the Credit Agreement, other than, in the case of this numbered paragraph 3, the authorizations, approvals, actions, notices and filings listed on Exhibit A hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

           The Credit Agreement has been duly executed and delivered by the Company.

           To the best of my knowledge, there is no action, suit, investigation, litigation or proceeding pending or overtly threatened affecting the Company before any court, governmental agency or arbitrator that (a) purports to affect the legality, validity, binding effect or enforceability of the Merger Agreement or the Credit Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Credit Agreement or (b) could reasonably be expected to have a Material Adverse Effect.

           In a properly presented case, an Illinois court or a federal court applying Illinois choice of law rules should recognize and give effect to the choice of law provision of the Credit Agreement and should hold that the Credit Agreement is to be governed by the laws of the Province of Ontario rather than the laws of the State of Illinois, provided that:

               the choice of law was freely made by the parties thereto;

               the parties have not chosen the laws of the Province of Ontario for the purpose of evading the provisions of the system of law to which the transactions contemplated by the Credit Agreement are most closely related. I am not aware of any facts which would lead me to believe that the laws of the Province of Ontario were chosen for any such purpose;

               the choice of law will only be effective in regard to substantive law, and the procedural laws of the jurisdiction in which the substantive rights are being enforced will generally apply;

               enforcement of any provision of the Credit Agreement in an Illinois court or a federal court applying Illinois choice of law rules will not be contrary to public policy (as that term is applied by such court) or a statute protecting the citizens of the State of Illinois. I am not aware of any such public policy or statute that would prevent the recognition of and giving effect to the choice of law.

           In rendering the opinion in this Paragraph 6, I note that by its terms the Credit Agreement expressly selects the laws of the Province of Ontario as the laws governing its interpretation, that the Agent and certain Banks have a place of business in the Province of Ontario and that the Credit Agreement was executed and delivered by the parties thereto in the Province of Ontario.

           Any final judgment for a definite sum given by any court in the Province of Ontario (the "foreign court") against the Company in respect of the Credit Agreement would, in an action to enforce such judgment in an Illinois court or a federal court applying Illinois principles of law and equity, be recognized as conclusive and enforceable without reconsideration of the merits of the action, provided that:

              such judgment was for a sum certain in money;

               such judgment was final, conclusive and enforceable where rendered and does not conflict with another final and conclusive judgment on the same cause of action and no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Illinois court or a federal court applying Illinois principles of law and equity;

               such judgment was not obtained by fraud or in a manner contrary to natural justice;

               the foreign court rendering the judgment was impartial and provided procedures compatible with the due process and natural justice standards of an Illinois court or a federal court applying Illinois principles of law and equity;

                the foreign court that rendered the judgment had personal jurisdiction over the Company and jurisdiction over the subject matter and, if jurisdiction in the foreign court was based on personal service alone, the foreign court was not a seriously inconvenient forum for the trial of the action;

               the proceedings in the foreign court were not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court;

               such judgment is a subsisting judgment and has not been satisfied;

               after the date of judgment in the foreign court, proper application to and registration with an Illinois court to enforce such judgment is within five (5) years and is not otherwise barred by equitable principles including estoppel by laches; and

               the claim for relief on which the foreign judgment was based is not repugnant to the public policy of the State of Illinois, as that term is applied by an Illinois court or a federal court applying Illinois principles of law. I am not aware of any reason why a money judgment for amounts payable under the Credit Agreement would be repugnant to the public policy of the State of Illinois, save and except that an Illinois court or a federal court applying Illinois principles of law might not recognize and enforce a foreign judgment requiring that the Company pay a higher rate of interest after default (than before) or pay interest on any accrued and unpaid interest expenses, or requiring the Company to pay fees, expenses, interest and other amounts which in aggregate would exceed maximum rate permissible under applicable state and federal usury laws.

           Neither the Company nor any Subsidiary of the Company is an "investment company", or any "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

           The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transaction contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement who may rely on the opinions expressed herein as if this letter were addressed to them. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in this opinion. The opinions expressed above are based solely on facts, laws and regulations in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

                                   Very truly yours,




                                   Marschall I. Smith

                                                            EXHIBIT F-1

                BANKERS' ACCEPTANCES POWER OF ATTORNEY


            WHEREAS (the "Borrower") wishes to facilitate the acceptance of Bankers' Acceptances under the Five-Year Canadian Credit Agreement dated as of December 22, 1997 among International Minerals & Chemical (Canada) Global Limited, IMC Kalium Canada Ltd, IMC Global Inc., Royal Bank of Canada, as Agent, and the Banks named therein (the "Banks") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

           NOW THEREFORE the Borrower hereby appoints [insert name of bank] (hereinafter called the "Bank"), acting by the [insert titles of bank officers] for the time being of the Bank's Applicable Lending Office, the attorney of the Borrower:

               to sign for and on behalf and in the name of the Borrower as drawer, drafts in the form attached hereto as Exhibit A ("Drafts") drawn on the Bank and payable to the order of the Bank;

               to fill in the Face Amount, date and maturity date of such Drafts.

The acts described in (a) and (b) above are to be undertaken by the Bank strictly in accordance with instructions given to the Bank by the Agent as provided in this Power of Attorney.

            Instructions to the Bank relating to the execution, completion and endorsement by the Bank on behalf of the Borrower of Drafts which the Borrower wishes to submit to the Bank for acceptance and purchase by the Bank shall, following the receipt by the Agent of a Notice of Borrowing from the Borrower relating to a Bankers' Acceptance Borrowing pursuant to Section 2.2 of the Credit Agreement, be communicated by the Agent in writing to the Bank's [insert title of bank officers] at the Bank's Applicable Lending Office and shall specify the following information:

              reference to this Power of Attorney;

              the date of the Bankers' Acceptance Borrowing;

               the amount which shall be the aggregate Face Amount of the Bankers' Acceptances to be accepted by the Bank in respect of the Borrowing;

               the BA Term (as expressly permitted by and in accordance with the Credit Agreement) which shall be the number of days
          after  the  date  of  such Bankers'  Acceptances   that  such
          Bankers' Acceptances are to be payable; and

               discount/payment instructions specifying the account number of the Borrower and the financial institution at which the BA Discount Proceeds (net of applicable Stamping
          Fee) from the purchase of such Bankers' Acceptances are to be credited.

            The communication by the Agent to the Bank of the instructions referred to above in accordance with Section 2.3(a) of the Credit Agreement shall constitute (a) the authorization and instruction of the Borrower to the Bank to execute, complete and endorse Drafts in accordance with such information as set out above and (b) the request of the Borrower to the Bank to purchase the resulting Bankers'
Acceptances at the Applicable BA Discount Rate. The Borrower acknowledges that the Bank shall not be obligated to accept any such Drafts or purchase any Bankers' Acceptances except in accordance with the provisions of the Credit Agreement.

           The Bank shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to the Bank by the Agent as provided herein if the Bank reasonably believes them to be genuine. Any actions undertaken by the Bank in accordance with such instructions shall be conclusively deemed to have been taken in accordance with the instructions of the Borrower and shall be binding upon the Borrower.

           The Borrower agrees to indemnify the Bank and its directors, officers, employees, affiliates and agents to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this Power of Attorney or the acts contemplated hereby; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or wilful misconduct of the Bank or any of its directors, officers, employees, affiliates or agents.

           This Power of Attorney may be revoked at any time upon not less than three Business Days' written notice served upon the Bank in accordance with the provisions of the Credit Agreement, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Draft executed, completed or endorsed, or any Bankers' Acceptance purchased, in accordance herewith prior to the time at which such revocation becomes effective.

           This Power of Attorney is in addition to and not in substitution for any agreement to which the Bank and the Borrower are parties.

           This Power of Attorney shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Borrower and the Bank hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the

Provinces of Ontario and Saskatchewan in respect of all matters arising out of this Power of Attorney.

           In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.

          DATED at Toronto, Ontario this   day of  , 1997.





                                   By _______________________________
                                           Name:
                                           Title:

                               EXHIBIT A
                      FORM OF BANKERS' ACCEPTANCE


BANKERS' ACCEPTANCE    No.

To:
     Bank
     Address   Due:                       19
                           days after date (without grace)


ACCEPTED For value received pay to the order of the undersigned drawer the sum of $



Dollars $

Value Received and Charge to the Account of:
For

Authorized Signature   Per:

Authorized Signature   Per:






Per:

Per:

                                                            EXHIBIT F-2

                  ACCEPTANCE NOTES POWER OF ATTORNEY


          WHEREAS (the "Borrower") wishes to facilitate the issue and purchase of Acceptance Notes under the Five-Year Canadian Credit Agreement dated as of December 22 among International Minerals & Chemical (Canada) Global Limited, IMC Kalium Canada Ltd, IMC Global Inc., Royal Bank of Canada, as Agent, and the Banks named therein (the "Banks") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

           NOW THEREFORE the Borrower hereby appoints [insert name of bank] (hereinafter called the "Bank"), acting by the [insert titles of bank officers] for the time being of the Bank's Applicable Lending Office, the attorney of the Borrower:

                to sign for and on behalf and in the name of the Borrower, Acceptance Notes in the form attached as Exhibit C to the Credit Agreement ("Notes") and payable to the order of the Bank;

               to fill in the principal amount, date and repayment date of such Notes.

The acts described in (a) and (b) above are to be undertaken by the Bank in accordance with instructions given to the Bank by the Agent as provided in this Power of Attorney.

           Instructions to the Bank relating to the execution and completion by the Bank on behalf of the Borrower of Notes which the Borrower wishes to submit to the Bank for purchase by the Bank shall, following the receipt by the Agent of a Notice of Borrowing from the Borrower relating to a Bankers' Acceptance Borrowing pursuant to
Section 2.2 of the Credit Agreement, be communicated by the Agent in writing to the Bank's [insert title of bank officers] at the Bank's Applicable Lending Office and shall specify the following information:

               reference to this Power of Attorney;

               the date of the Bankers' Acceptance Borrowing;

               the amount which shall be the aggregate principal of the Notes to be purchased by the Bank in respect of the Borrowing;

                a specified period of time (as expressly permitted by and in accordance with the Credit Agreement) which shall be the number of days after the date of such Notes that such Notes are to be payable; and
                discount/payment instructions specifying the account number of the Borrower and the financial institution at which the BA Discount Proceeds (net of applicable Stamping Fee) from the purchase of such Notes are to be credited.

            The communication by the Agent to the Bank of the instructions referred to above in accordance with Section 2.3(a) of the Credit Agreement shall constitute (a) the authorization and instruction of the Borrower to the Bank to execute and complete Notes in accordance with such information as set out above and (b) the request of the Borrower to the Bank to purchase the Notes at the Applicable BA
Discount Rate. The Borrower acknowledges that the Bank shall not be obligated to complete, execute or purchase any Notes except in accordance with the provisions of the Credit Agreement.

           The Bank shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to the Bank by the Agent as provided herein if the Bank reasonably believes them to be genuine. Any actions undertaken by the Bank in accordance with such instructions shall be conclusively deemed to have been taken in accordance with the instructions of the Borrower and shall be binding upon the Borrower.

           The Borrower agrees to indemnify the Bank and its directors, officers, employees, affiliates and agents to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this Power of Attorney or the acts contemplated hereby; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or wilful misconduct of the Bank or any of its directors, officers, employees, affiliates or agents.

           This Power of Attorney may be revoked at any time upon not less than three Business Days' written notice served upon the Bank in accordance with the provisions of the Credit Agreement, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Note executed, completed or purchased in accordance herewith prior to the time at which such revocation becomes effective.

           This Power of Attorney is in addition to and not in substitution for any agreement to which the Bank and the Borrower are parties.

           This Power of Attorney shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Borrower and the Bank hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Provinces of Ontario and Saskatchewan in respect of all matters arising out of this Power of Attorney.

           In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.

          DATED at Toronto, Ontario this   day of  , 1997.





     By _______________________________
          Name:
          Title: